Exhibit 10.1
DEVELOPMENT AUTHORITY OF WILKINSON COUNTY
(a public body corporate and politic)
as Lessor
and
CARBO CERAMICS INC.
(a corporation organized and existing
under the laws of the State of Delaware)
as Lessee
LEASE AGREEMENT
Dated as of November 1, 2008
THE RIGHTS AND INTEREST OF THE DEVELOPMENT AUTHORITY OF WILKINSON COUNTY IN THE PROJECT LEASED HEREUNDER, THIS LEASE AGREEMENT AND CERTAIN REVENUES AND RECEIPTS DERIVED HEREUNDER, EXCEPT FOR CERTAIN UNASSIGNED RIGHTS, AS DEFINED HEREIN, HAVE BEEN OR WILL BE RESPECTIVELY CONVEYED, ASSIGNED AND PLEDGED AS SECURITY FOR THE $410,000,000 MAXIMUM PRINCIPAL AMOUNT DEVELOPMENT AUTHORITY OF WILKINSON COUNTY TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND (CARBO CERAMICS INC. PROJECT), SERIES 2008, AS PROVIDED IN A DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT, DATED OF EVEN DATE HEREWITH, FROM THE DEVELOPMENT AUTHORITY OF WILKINSON COUNTY, AS GRANTOR, TO CARBO CERAMICS INC., AS HOLDER.

LEASE AGREEMENT
TABLE OF CONTENTS
(This Table of Contents is not a part of the Lease
Agreement and is only for convenience of reference.)

Page
Section 6.4. Insurance Required	25
Section 6.5. Application of Net Proceeds of Insurance	26
Section 6.6. Advances by the Issuer or the Holder	26
Section 6.7. Eminent Domain	26

ARTICLE VII DAMAGE, DESTRUCTION, AND CONDEMNATION	26

Section 7.1. Election to Repair, Restore or Replace	26
Section 7.2. Election Not to Repair, Restore or Replace	27

ARTICLE VIII ADDITIONAL COVENANTS; ADDITIONAL BONDS	27

Section 8.1. No Warranty of Condition or Suitability by the Issuer	27
Section 8.2. Access to the Project and Records	27
Section 8.3. Good Standing in the State	27
Section 8.4. Indemnity	27
Section 8.5. Licenses and Permits	29
Section 8.6. Compliance with Laws	29

ARTICLE IX ASSIGNMENT, SUBLEASING, ENCUMBERING, AND SELLING; REDEMPTION; RENT PREPAYMENTS AND ABATEMENT; INSTALLATION OF COMPANY’S OWN MACHINERY AND EQUIPMENT	29

Section 9.1. Assignment and Subleasing	29
Section 9.2. Provisions Relating to Sale, Encumbrance, or Conveyance of the Project by the Issuer	30
Section 9.3. Pledge of this 2008 Lease by the Company	31
Section 9.4. Redemption of Bond	31
Section 9.5. Prepayment of Rents	32
Section 9.6. Company Entitled to Certain Rent Abatements if Bond Paid Prior to Maturity	32
Section 9.7. Installation of Other Machinery and Rented Equipment	32
Section 9.8. Reference to Bond Ineffective After Bond Paid	32

ARTICLE X EVENTS OF DEFAULT AND REMEDIES	32

Section 10.1. Events of Default Defined	33
Section 10.2. Remedies on Default	33
Section 10.3. Remedies Not Exclusive	34
Section 10.4. Company to Pay Fees and Expenses	35
Section 10.5. Waiver of Events of Default	35

ARTICLE XI OPTION IN FAVOR OF COMPANY	35

Section 11.1. Option to Terminate Lease	35
Section 11.2. Quiet Enjoyment	35

ARTICLE XII MISCELLANEOUS	35

Section 12.1. Notices	36
Section 12.2. Recording	36
Section 12.3. Construction and Binding Effect	37
Section 12.4. Severability	37
Section 12.5. Amounts Remaining in the Funds	37
Section 12.6. Fees Paid by the Company	37
Section 12.7. No Issuer Liability; Immunity of Members, Officers, and Employees of Issuer	37
Section 12.8. Amendments, Changes, and Modifications	38
Section 12.9. Execution of Counterparts	38

Page
Section 12.10. Law Governing Construction of this 2008 Lease	38
Section 12.11. Covenants Run with Project	38
Section 12.12. Subordination to Security Document	38
Section 12.13. Net Lease	38
Section 12.14. Surrender of Project	38
Section 12.15. Immunity of Directors and Employees of Company	38
Section 12.16. Payments Due on Other than Business Days	39
Section 12.17. Holder of Pledged Interest	39
Section 12.18. Required Consent of Leasehold Mortgagee	39
Section 12.19. Estoppel Certificates	39
EXHIBIT A — DESCRIPTION OF THE LEASED LAND
EXHIBIT B — DESCRIPTION OF LEASED IMPROVEMENTS
EXHIBIT C — DESCRIPTION OF THE LEASED EQUIPMENT
EXHIBIT D — FORM OF REQUISITION FOR PAYMENT FROM GRANT PROCEEDS

LEASE AGREEMENT
     This LEASE AGREEMENT (this “2008 Lease”), dated for purposes of reference as of November 1, 2008, by and between the DEVELOPMENT AUTHORITY OF WILKINSON COUNTY (the “Issuer”), a body corporate and politic created and existing under the laws of the State of Georgia, party of the first part, and CARBO CERAMICS INC. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, party of the second part;
W I T N E S S E T H:
     WHEREAS, the Issuer was duly created by the Development Authorities Law, O.C.G.A. §36-62-1, et seq. (the “Act”) and activated by resolution of the Board of Commissioners of Wilkinson County; and
     WHEREAS, the Act provides that the Issuer is created for the public purpose of developing and promoting for the public good, welfare and employment within Wilkinson County (the “County”) and is authorized by the Act to issue its revenue bonds to finance “projects” (as such term is defined in the Act), which revenue bonds are required to be validated under pursuant to the provisions of the Revenue Bond Law (O.C.G.A. § 36-82-61, et seq.) and other applicable provisions of law; and
     WHEREAS, the Act further authorizes and empowers the Issuer: (i) to lease any such project at a rental which, together with other revenues which may be pledged for such purpose, shall be sufficient to pay debt service on such revenue bonds and to pay all other expenses which the Issuer may incur in connection with the undertaking; (ii) to pledge, mortgage, convey, assign, hypothecate or otherwise encumber such projects and the revenues therefrom as security for the Issuer’s revenue bonds; and (iii) to do any and all acts and things necessary or convenient to accomplish the purpose and powers of the Issuer; and
     WHEREAS, pursuant to a Memorandum of Understanding executed in 2003 (the “2003 MOU”) and a Lease Agreement executed in 2003 (the “2003 Lease”) the Issuer has acquired from the Company and is leasing back to the Company two ceramic proppant manufacturing facilities (the “Existing Facilities”) in the County; and
     WHEREAS, it is desirable for the Issuer: (i) to sell and issue its Taxable Industrial Development Revenue Bond (Carbo Ceramics Inc. Project), Series 2008 (the “Bond”), having a maximum principal amount not to exceed $410,000,000 (the “Maximum Principal Amount”); (ii) to refinance and expand the Project (as defined below); and (iii) to lease the Project to the Company under this 2008 Lease, which replaces an existing lease); and
     WHEREAS, pursuant to the resolution (the “Bond Resolution”) adopted by the Issuer authorizing the issuance and sale of the Bond to the Company, as both the “Purchaser” and the initial “Bondholder”, the execution of this 2008 Lease and the other Issuer Documents (identified in the Bond Resolution) relating to the Bond, the Issuer is pledging to the payment of the Bond the Pledged Security (as defined in the Bond Resolution); and

     NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows, provided that, in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not constitute a general obligation of the Issuer but shall be payable solely out of the Pledged Security (as defined in the Bond Resolution and the Security Document) for the Bond, and the Bond shall not constitute a general obligation of the Issuer nor constitute an indebtedness or general obligation of the State of Georgia or any other agency or political subdivision of the State of Georgia, within the meaning of any constitutional or statutory provision whatsoever:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.1. Definitions. Certain capitalized words and terms used in are defined in the text hereof or in the Bond Resolution (defined below). In addition to the words and terms defined elsewhere herein and in the Bond Resolution, the following words and terms are defined terms under this 2008 Lease:
     “2003 Lease” means the Lease Agreement between the Issuer and the Company dated as of November 1, 2003, which is superseded by this 2008 Lease.
     “2008 Lease” means this Lease Agreement between the Issuer and the Company, as the same may be amended from time to time.
     “2008 Project” means the Toomsboro Upgrade, the McIntyre Upgrade, the Line 3 Expansion, and, if the Company elects to construct it, the Line 4 Expansion.
     “Act” means the Development Authorities Law, O.C.G.A. § 36-62-1, et seq., as amended.
     “Additional Rent” means the amounts payable by the Company, described in Section 5.3(b) of this 2008 Lease.
     “Additions or Alterations” means the modifications, upgrades, alterations, additions, enlargements, or expansions in, on, or to property comprising the Project.
     “Advance” means an amount paid (or constructively paid) by the Holder to the Custodian of the Project Fund for the account of the Issuer pursuant to the Bond Purchase Loan Agreement, to be applied against Qualified Project Costs pursuant to the submission by the Company, as agent of the Issuer, of an Advance Request under the Project Documents.
     “Advance Request” and “Request for Advance” means a written submission by the Company, as agent of the Issuer, to the Holder requesting an Advance under the Bond Purchase Loan Agreement.
     “Affiliate” means a Person which is controlled by the Company or its corporate successor, which controls the Company or its successor or which is under common control with the Company or its successor (direct or indirect ownership of more than fifty percent (50%) of the voting power constituting “control” of a Person for such purpose).
     “Agency Agreement” means the Agency Agreement, dated as of the Document Date between the Issuer and the Company, in substantially the form attached to the Bond Resolution, as it may be amended in accordance with Article IX of the Bond Resolution.
     “Authorized Company Representative” means any officer or official of the Company who executes this 2008 Lease and any other person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer, the Holder and the Custodian, containing the specimen signature of such person and signed on behalf of the Company by an officer or official of the Company; more than one person may be designated as an Authorized Company Representative.
     “Authorized Issuer Representative” means any officer or official of the Issuer who executes this 2008 Lease and any other person at the time designated to act on behalf of the Issuer by written certificate furnished to the Company, the Holder and the Custodian, containing the specimen signature of such person and signed on behalf of the Issuer by the Chairman, or other officer of the Issuer; more than one person may be designated as an Authorized Issuer Representative.
     “Basic Rent” means the rent payable by the Company to the Issuer, described under the subheading “Basic Rent” in Section 5.3(a) of this 2008 Lease.
     “Bond” means the Issuer’s Taxable Industrial Development Revenue Bond (CARBO Ceramics Inc. Project), Series 2008.
     “Bond Purchase Loan Agreement” means the Bond Purchase Loan Agreement, dated as of the Document Date, between the Issuer and the Company (in its capacities as the tenant hereunder and as the Purchaser), in substantially the form attached to the Bond Resolution, as it may hereafter be amended in accordance with the provisions of the Bond Resolution.
     “Bond Resolution” means the resolution, adopted by the Issuer, as it may hereafter be amended in accordance with the terms thereof, providing the terms and provisions under which the Bond will be issued and pursuant to which the Pledged Security is assigned and pledged as security for the payment of the principal, premium, if any, and interest on the Bond pursuant to the Security Document; the term “Bond Resolution” shall include any resolution supplemental or amendatory thereto.
     “Bond Security” means the Bond Resolution, the Financing Documents related to the Bond and the Pledged Security.
     “Business Day” means a day which is not a Saturday, Sunday, a legal holiday, or any other day on which banking institutions are authorized to be closed in the State.
     “Company” means Carbo Ceramics Inc., a Delaware corporation, and any successor tenant under this 2008 Lease.

     “Company Documents” means those of the Financing Documents to which the Company is a party signatory.
     “Completion Date” means, as to the Leased Improvements, the first date on which the Leased Improvements have been substantially completed, as that date shall be certified as provided in Section 4.6 hereof.
     “Corporate Successor” and “corporate successor” mean any corporation or limited liability company into which the Company may merge, any corporation or limited liability company resulting from a consolidation to which the Company is a party or any corporation or limited liability company to which the Company transfers its interest under the 2008 Lease, and also includes any Corporate Successor (as above defined, but substituting “corporate successor” for “Company”) of a Corporate Successor.
     “Costs of the Project” means those aggregate costs and expenses paid or incurred in connection with the acquisition, construction, equipping, financing, and refinancing of the Project and permitted by the Act and Section 4.3 hereof to be paid or reimbursed from Bond proceeds.
     “County” means Wilkinson County, Georgia.
     “Custodian” means the Company or any other Person that is serving from time to time as the Custodian of the Funds.
     “Debt Service” and “debt service” mean the principal of, interest on and redemption price of the Bond.
     “Debt Service Payment Date” means any Principal Payment Date or Interest Payment Date and any date on which the Bond is to be redeemed, in whole or in part, and includes any special Debt Service Payment Date established as provided in Section 2.3 of the Bond Resolution.
     “Default Interest Rate” means as to delinquent payments of Basic Rent and Debt Service on a particular Bond, the Stated Interest Rate stated in such bond and as to delinquent payments of Additional Rent, means the lesser of the Prime Rate plus 300 basis points or the maximum rate allowed by law.
     “Document Date” means the date of this 2008 Lease.
     “Environmental Laws” means all federal, state, and local laws, rules, regulations, ordinances, programs, permits, guidance, orders, and consent decrees relating to health, safety, and environmental matters, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, state and federal superlien and environmental cleanup programs and laws, and U.S. Department of Transportation regulations.

     “Event of Default” means, when used with respect to this 2008 Lease, the events specified in Section 10.1 of this 2008 Lease, and when used in reference to any other instrument, any “Event of Default,” “event of default,” “Default” or “default” (as such term is defined in such other instrument).
     “Existing Facilities” means, collectively, the Company’s two existing ceramic proppant manufacturing facilities that are located on the Leased Land.
     “Financing Documents” means the Exhibits B through F of the Bond Resolution, including this 2008 Lease, the Agency Agreement, the Second Amended and Restated Memorandum of Understanding, the Bond Purchase Loan Agreement, and the Security Document.
     “Governing Body” means, as to the Issuer, the members of the Issuer acting as its board of directors.
     “Government Obligations” means direct general obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) or obligations the payment of the principal of and interest on which when due are fully and unconditionally guaranteed by the United States of America.
     “Holder” and “Bondholder” mean the Person in whose name the Bond is registered on the registration books of the Issuer and, as stated in Section 4.2 of this 2008 Lease, initially means the Purchaser.
     “Interest Payment Date” means the first November 1 following the issue date of the Bond and each November 1 thereafter, to and including the final maturity of the Bond, unless the bond is earlier retired in full.
     “Issuer” means the Development Authority of Wilkinson County.
     “Issuer Documents” means those of the Financing Documents to which the Issuer is a party signatory.
     “Leased Equipment” means any building fixtures and building equipment (but not trade fixtures or furniture, office or production equipment) that the Company elects to include in the Project.
     “Leased Improvements” means the improvements to the Leased Land generally described in Exhibit B attached hereto, and all Additions, Alterations, replacements and substitutions for any portion thereof.
     “Leased Land” means, collectively, the McIntyre Land and the Toomsboro Land.
     “Leasehold Mortgage” means any leasehold mortgage or leasehold deed to secure debt pursuant to which the Company pledges its leasehold interest herein to a Lender.

     “Lender” means any financial institution which has advanced credit to the Company.
     “Loan Documents” means the documents with respect to the Company’s Mortgage or a Superior Security Document.
     “Line 3 Expansion” means, subject to change by the Company, the addition of a third manufacturing line to be constructed at the site of the Toomsboro Land.
     “Line 4 Expansion” means, if the Company elects to construct it and subject to change by the Company, a fourth manufacturing line constructed at the site of the Toomsboro Land.
     “Maturity Date” means November 1, 2022, being the date of final maturity of the Bond.
     “Maximum Principal Amount” means $410,000,000.
     “McIntyre Land” means the parcels of land described in Exhibit A-1 attached hereto.
     “McIntyre Upgrade” means the expansions and additions that the Company in its discretion may determine, including both expansions and upgrades made to date, as well as future such expansions and upgrades as the Company may determine to make, at the site of the McIntyre Land.
     “Net Proceeds” means, when used with respect to any proceeds of casualty insurance received with respect to any damage or destruction of the Project or any eminent domain award (or proceeds of sale in lieu of a taking by eminent domain) or with respect to any other recovery on a contractual claim or claim for damage to or for taking of the Project, or any part thereof, the gross proceeds from such insurance, eminent domain award, sale or recovery with respect to which that term is used remaining after payment of all costs and expenses (including attorneys’ fees and reimbursable expenses) incurred in the collection of such gross proceeds.
     “Non-Renewal Notice” means a written notice given by the Company to the Issuer and the Holder that the Company elects not to exercise an option granted in Section 5.1 hereof to renew this 2008 Lease for the next consecutive renewal term, which notice shall constitute an irrevocable agreement on the part of the Company either: (a) to cause the Bond to be redeemed at the end of the then-current term of this 2008 Lease and to make a Termination Payment in the amount needed for such purpose; or (b) if the Company owns the Bond, to surrender the Bond for cancellation at the end of the then-current term of this 2008 Lease.
     “Option Agreement” means the Option Agreement, dated as of the Document Date between the Issuer and the Company, in substantially the form attached to the Bond Resolution as Exhibit F thereto, as it may hereafter be amended in accordance with Article IX of the Bond Resolution.
     “Outstanding” means a Bond, or portion thereof, which has been duly delivered by the Issuer under the Bond Resolution, except:
     (a) a Bond, or portion thereof, theretofore surrendered and canceled or required to be canceled by the Issuer,

     (b) a Bond, or portion thereof, which is deemed to have been paid in accordance with Article XI of the Bond Resolution, and
     (c) a Bond, or portion thereof, in substitution for which another Bond has been delivered under Section 2.7 of the Bond Resolution.
If the Bond, or any portion thereof, has been defeased pursuant to Article XI of the Bond Resolution, the Bond or such portion shall not be deemed to be Outstanding within the meaning of this provision.
     “Paying Agent” means the Company, acting as paying agent for the Issuer with respect to the payment of debt service on the Bond or a successor Paying Agent.
     “Permitted Encumbrances” means, as of any particular time, (i) liens for ad valorem taxes and special assessments not then delinquent or permitted to exist as provided in Section 6.3 hereof, (ii) this 2008 Lease; (iii) the Security Document, (iv) utility, access or other easements and rights of way, restrictions, reservations, reversions and exceptions in the nature of easements that the Company certifies will not materially interfere with or impair the operations being conducted at the Project leased hereunder, (v) unfiled and inchoate mechanics’ and materialmen’s liens for construction work in progress, (vi) architects’, contractors’, subcontractors’, mechanics’, materialmen’s, suppliers’, laborers’ and vendors’ liens or other similar liens not then payable or permitted to exist as provided in Section 6.1(c) hereof, (vii) such minor defects, irregularities, encumbrances, easements, rights-of-way, and clouds on title as the Company, by an Authorized Company Representative, certifies do not, in the aggregate, materially impair the property affected thereby for the purpose for which it was acquired or is held by the Issuer, (viii) exceptions described in any Policy of Title Insurance that may be procured by the Company for itself or for a Lender, (ix) any Leasehold Mortgage and (x) any Superior Encumbrances.
     “Permitted Investments” means any of the following classes of securities, to the extent to which investment in such securities is permitted under State law:
     (1) the local government investment pool created in Chapter 83 of Title 36 of the Official Code of Georgia Annotated;
     (2) bonds or obligations of the Issuer or bonds or obligations of the State or other counties, municipal corporations, and political subdivisions of the State;
     (3) Government Obligations;
     (4) obligations of agencies of the United States government issued by the Federal Land Bank, the Federal Home Loan Bank, the Federal Intermediate Credit Bank, or the Central Bank for Cooperatives;
     (5) bonds or other obligations issued by any public housing agency or municipal corporation in the United States, which bonds or obligations are fully secured as to the payment of both principal and interest by a pledge of annual contributions under an annual contributions contract or contracts with the United States government, or project notes issued by any public housing agency, urban renewal agency, or municipal corporation in the United States which are fully secured as to payment of both principal and interest by a requisition, loan, or payment agreement with the United States government;
     (6) securities of or other interests in any no-load, open-end management type investment company or investment trust registered under the Investment Company Act of 1940, as from time to time amended, or any common trust fund maintained by any bank or trust company which holds such proceeds as trustee or by an Affiliate thereof so long as:
     (a) the portfolio of such investment company or investment trust or common trust fund is limited to the obligations described in clause (3) above and repurchase agreements fully collateralized by any such obligations;
     (b) such investment company or investment trust or common trust fund takes delivery of such collateral either directly or through an authorized custodian;
     (c) such investment company or investment trust or common trust fund is managed so as to maintain its shares at a constant net asset value; and
     (d) securities of or other interests in such investment company or investment trust or common trust fund are purchased and redeemed only through the use of national or state banks having corporate trust powers and located within the State; and
     (7) certificates of deposit of national or state banks located within the State which have deposits insured by the Federal Deposit Insurance Corporation and certificates of deposit of federal savings and loan associations and state building and loan or savings and loan associations located within the State which have deposits insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or the Georgia Credit Union Deposit Insurance Corporation, including the certificates of deposit of any bank, savings and loan association, or building and loan association acting as depository, custodian, or trustee for any such Bond proceeds.
     The portion of the certificates of deposit described in clause (7) above in excess of the amount insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, or the Georgia Credit Union Deposit Insurance Corporation, if any, must be secured by deposit, with the Federal Reserve Bank of Atlanta, Georgia, or with any national or state bank or federal savings and loan association or state building and loan or savings and loan association located within the State, of one or more of the following securities in an aggregate principal amount equal at least to the amount of such excess: direct and general obligations of the State or of any county or municipal corporation in the State, Government Obligations described in clause (3) above, obligations of the agencies of the United States government described in clause (4) above, or bonds, obligations, or project notes of public housing agencies, urban renewal agencies, or municipalities described in clause (5) above.
     “Person” means a natural person, business organization, public body or other legal entity.

     “Pledged Security” means the Pledged Security described in the Security Document.
     “Prime Rate” means the rate from time to time published in the Wall Street Journal as the Wall Street Journal Prime Rate, being the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.
     “Principal Balance” means, as of any particular time, (i) the total amount drawn down by the Issuer with respect to the Bond under the Bond Purchase Loan Agreement, reduced by (ii) any principal amounts which have theretofore been paid on such Bond.
     “Principal Payment Date” means the final maturity of the Bond, and any other date on which principal is scheduled to be paid as reflected in the Bond; and the date of any redemption or prepayment of principal of the Bond.
     “Project” means the Leased Land, the Leased Improvements, the Leased Equipment (including building fixtures) and the 2008 Project, as the same shall exist from time to time.
     “Project Documents” means any and all documents pertaining to the acquisition, construction and installation of the Project.
     “Project Fund” means the Development Authority of Wilkinson County Taxable Industrial Development Revenue Bond (Carbo Ceramics Inc. Project), Series 2008-Project Fund” created by the Bond Resolution.
     “Purchaser” means the Company, being the purchaser and initial Holder of the Bond.
     “Redemption Date” or “redemption date” means any date on which the Bond is to be prepaid and redeemed, in whole or in part, as established by the notice of redemption relating thereto.
     “Register,” means the registration books for the Bond maintained and to be maintained by the Registrar.
     “Registrar” means the Company, acting on behalf of the Issuer, as registrar for the Bond.
     “Regular Record Date” means, with respect to any Debt Service Payment Date, the 15th day of the calendar month next preceding such Debt Service Payment Date.
     “Second Amended and Restated Memorandum of Understanding” means the Amended and Restated Memorandum of Understanding, to be dated as of the Document Date, among the Company, the Board of Commissioners for Wilkinson County, the Issuer, the Wilkinson County Board of Education , and the Wilkinson County Board of Tax Assessors, in the form to be agreed to by such parties and attached to the Bond Resolution.
     “Security Document” means the instrument entitled “Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement” from the Issuer to the Purchaser, its successors and assigns, which secures the Bond.

     “Sinking Fund” means the “Development Authority of Wilkinson County Taxable Industrial Development Revenue Bond (Carbo Ceramics Inc. Project), Series 2008-Sinking Fund” created by the Bond Resolution.
     “Special Record Date” means the date established pursuant to the Bond Resolution for the payment of delinquent debt service and deficiency interest thereon.
     “State” means the State of Georgia.
     “Stated Interest Rate” means, when used with respect to a particular Bond, the interest rate that is therein stated to be the Stated Interest Rate.
     “Superior Encumbrances” means all encumbrances and title exceptions on the Project in existence at the time of recording of the Security Document relating to the Project and any encumbrances created by any Superior Security Document.
     “Superior Security Document” means any deed to secure debt or similar instrument or instruments in which the Company or the Issuer (at the request of the Company), or both, pledges the Project or its interest in this 2008 Lease to a Lender; the Issuer may be a grantor or debtor thereunder, but the Issuer’s obligations thereunder shall be non-recourse, except that recourse may be had against the Issuer’s interest in the collateral pledged under such instrument.
     “Termination Payment” means a payment equal to the then-Principal Balance of the Bond plus accrued interest on the Bond, which is to be made by the Company to the Holder of the Bond to redeem the Bond at the end of the then-current Initial Term or Renewal Term, as applicable, of this 2008 Lease, if the Company has given a Non-Renewal Notice to the Issuer and the Holder as provided in Section 5.1 hereof.
     “Term” means the initial Term of this 2008 Lease, as and if extended, all as provided for in Section 5.1 hereof.
     “Toomsboro Land” means the parcel of land described in Exhibit A-2 attached hereto.
     “Toomsboro Upgrade” means the expansions and additions that the Company in its discretion may determine, including both expansions and upgrades made to date, as well as future such expansions and upgrades as the Company may determine to make, at the site of the Toomsboro Land.
     “Unassigned Rights” means all of the rights of the Issuer (i) to receive reimbursements and payments pursuant to Sections 5.3(b)(i), 6.6, and 10.4 hereof, (ii) to receive notices pursuant to Section 12.1 hereof, under or pursuant to any provision of this 2008 Lease or the Bond Resolution, (iii) that are certain consensual and enforcement rights pursuant to Sections 6.3, 6.4, 8.7 and 10.2 (as provided therein) hereof, (iv) to be indemnified as provided in Section 8.5 of this 2008 Lease, and (v) to receive any special payment of Additional Rent that may be due pursuant to Section 5.3(b)(i) and (5.3(b)(iii), below, or pursuant to any other provision hereof.

     Section 1.2. Construction Of Certain Terms. For all purposes of this 2008 Lease, except as otherwise expressly provided or unless the context otherwise requires, the following rules of construction shall apply:
(1)	the use of the masculine, feminine, or neuter gender is for convenience only and shall be deemed and construed to include correlative words of the masculine, feminine, or neuter gender, as appropriate;

(2)	“this 2008 Lease” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more leases supplemental to this 2008 Lease and entered into pursuant to the applicable provisions hereof;

(3)	all references in this instrument to designated “Articles,” “Sections,” and other subdivisions are to the designated articles, sections, and other subdivisions of this instrument;

(4)	the words “herein, “hereof,” and “hereunder” and other words of similar import refer to this 2008 Lease as a whole and not to any particular article, section, or other subdivision;

(5)	the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular; and

(6)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, on and as of the date of this 2008 Lease.
     Section 1.3. Table of Contents; Titles and Headings. The table of contents, the titles of the articles, and the headings of the sections of this 2008 Lease are solely for convenience of reference, are not a part of this 2008 Lease, and shall not be deemed to affect the meaning, construction, or effect of any of its provisions.
     Section 1.4. Contents of Certificates or Opinions. Every certificate or written opinion delivered by any director or official of the Issuer or the Company with respect to the compliance by the Issuer or the Company with any condition or covenant provided for in this 2008 Lease shall be delivered only after the person or persons signing the same has made such examination or investigation as is necessary to enable him, her or them to express an informed opinion as to whether or not such covenant or condition has been complied with. Any such certificate or opinion made or given by any director or official of the Issuer or the Company, insofar as it relates to legal or accounting matters, may be made or given in reliance upon an opinion of counsel or a letter of such accountant. Any such opinion of counsel or accountant’s letter may be based (insofar as it relates to factual matters with respect to information which is in the possession of a director or an official of the Issuer, the Company or any third party) upon the certificate or opinion of, or representations, by such director or official of the Issuer, the Company or such third party on whom such counsel or accountant may reasonably rely, unless such counsel or such accountant knows that the certificate or opinion or representations with respect to the matters upon which his legal opinion or accountant’s letter may be based, as aforesaid, is erroneous or in the exercise of reasonable care should have known that the same was erroneous. The same director or official of the Issuer, the Company or third party, or the same counsel or accountant, as the case may be, need not certify or opine to all of the matters required to be certified or opined under any provision of this 2008 Lease, but different directors, officials, counsel, or accountants may certify or opine to different matters, respectively.
ARTICLE II
REPRESENTATIONS AND UNDERTAKINGS
     Section 2.1. Representations by the Issuer. The Issuer makes the following representations and warranties as the basis for the undertakings on its part herein contained:
     (a) Creation and Authority. The Issuer is a public body corporate and politic and a corporation duly created and validly existing under the laws of the State. The Issuer has all requisite power and authority under the Act and the laws of the State: (i) to issue the Bond, (ii) to acquire, construct, and equip the Project and to lease the same to the Company, and (iii) to enter into, perform its obligations under, and exercise its rights under the Issuer Documents. The Issuer has found that the Project will promote and expand for the public good and welfare industry and trade within the County and reduce unemployment and has found that the Project is for the lawful and valid public purposes set forth in the Act.
     (b) Pending Litigation. There are no actions, suits, proceedings, inquiries, or investigations pending or, to the knowledge of the Issuer, after making due inquiry with respect thereto, threatened against or affecting the Issuer in any court or by or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by the Issuer Documents or which, in any way, would adversely affect the validity or enforceability of the Bond, the Bond Resolution, this 2008 Lease, or any agreement or instrument to which the Issuer is a party and is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby, nor is the Issuer aware of any facts or circumstances presently existing which would form the basis for any such actions, suits, proceedings, inquiries, or investigations.
     (c) Issue, Sale, and Other Transactions Are Legal and Authorized. The issue and sale of the Bond, the execution and delivery by the Issuer of the Issuer Documents, and the adoption by the Issuer of the Bond Resolution and the compliance by the Issuer with all of the provisions of each thereof (i) are within the purposes, powers, and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act and have been approved by the Governing Body of the Issuer, and (iii) the Bond and the Issuer Documents have been duly authorized by all necessary action on the part of the Issuer, have been duly executed, are legal and valid and do not conflict with or constitute on the part of the Issuer a violation of or a breach of or a default under, or result in the creation or imposition of any lien, charge, restriction, or encumbrance upon any property of the Issuer under the provisions of, any charter instrument, bylaw, indenture, mortgage, deed to secure debt, pledge, note, lease, loan, or installment sale agreement, contract, or other agreement or instrument to which the Issuer is a party or by which the Issuer or its properties are otherwise subject or bound, or any license, judgment, decree, law, statute, order, writ, injunction, demand, rule, or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties.

     (d) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other Person, nor any circumstance in connection with the offer, issue, sale, or delivery of the Bond is such as to require the consent, approval, permission, order, license, or authorization of, or the filing, registration, or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery, and performance of the Issuer Documents, the adoption of the Bond Resolution, the consummation of any transaction therein contemplated, or the offer, issue, sale, or delivery of the Bond, except as shall have been obtained or made and as are in full force and effect.
     (e) No Defaults. To the knowledge of the Issuer, after making due inquiry with respect thereto, no event has occurred and no condition exists which would constitute an Event of Default (as such term is used in the various Issuer Documents) or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under any of the Issuer Documents. To the knowledge of the Issuer, after making due inquiry with respect thereto, the Issuer is not in default or violation in any material respect under the Act or under any charter instrument, bylaw, or other agreement or instrument to which it is a party or by which it may be bound.
     (f) No Prior Pledge. Neither the Project, this 2008 Lease, nor any of the payments or amounts to be received by the Issuer hereunder have been or will be mortgaged, pledged, or hypothecated by the Issuer in any manner or for any purpose or subject of a grant of a security interest by the Issuer other than (i) as security for the payment of the Bond, as provided in the Bond Resolution and the Security Document, or (ii)with the consent of the Company and the Holder, as may be provided in a Superior Security Document.
     (g) Disclosure. The representations of the Issuer contained in the Issuer Documents and any certificate, document, written statement, or other instrument furnished to the Company by or on behalf of the Issuer in connection with the transactions contemplated thereby do not contain any untrue statement of a material fact relating to the Issuer and do not omit to state a material fact relating to the Issuer necessary in order to make the statements contained herein and therein relating to the Issuer not misleading. Nothing has come to the attention of the Issuer which would materially and adversely affect or in the future may (so far as the Issuer can now reasonably foresee) materially and adversely affect the acquisition and installation of the Project by the Issuer (and by the Company, as agent of the Issuer) or any other transactions contemplated by the Issuer Documents and the Bond Resolution which has not been set forth in writing to the Company and the Purchaser or in the certificates, documents, and instruments furnished to the Company and the Purchaser by or on behalf of the Issuer prior to the date of execution of this 2008 Lease in connection with the transactions contemplated hereby.
     (h) Compliance with Conditions Precedent to the Issuance of the Bond. All acts, conditions, and things required to exist, happen, and be performed precedent to and in the execution and delivery by the Issuer of the Bond do exist, have happened, and have been performed in due time, form, and manner as required by law; the issuance of the Bond, together with all other obligations of the Issuer, do not exceed or violate any constitutional or statutory limitation.

     Section 2.2. Representations by the Company. The Company makes the following representations and warranties as the basis for the undertakings on its part herein contained:
     (a) Organization and Power. The Company is a corporation duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware and is qualified to do business and is in good standing in the State, and has all requisite power and authority to lease the Project from the Issuer and to enter into, perform its obligations under, and exercise its rights under the Company Documents.
     (b) Agreements Are Legal and Authorized. The Company Documents, the consummation of the transactions therein contemplated, and the fulfillment of or the compliance with all of the provisions thereof (i) are within the power, legal right, and authority of the Company, (ii) have been duly authorized by all necessary and appropriate corporate action on the part of the Company, (iii) have been duly executed and delivered on the part of the Company, (iv) are legal and valid as to the Company, subject to bankruptcy moratorium or other equitable principles, and (v) will not conflict with or constitute on the part of the Company a violation of or a breach of or a default under any charter instrument, bylaw, indenture, mortgage, deed to secure debt, pledge, note, lease, loan, or installment sale agreement, contract, or other agreement or instrument to which the Company is a party or by which the Company or its properties are otherwise subject or bound which would have a material adverse impact on the Company’s ability to perform its obligations hereunder, or any judgment, order, writ, injunction, decree, or demand of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties.
     (c) No Defaults. No event has occurred and no condition exists that would constitute an Event of Default by the Company or which, with the lapse of time or with the giving of notice or both, would become an Event of Default by the Company thereunder.
     (d) Disclosure. The representations of the Company contained in the Company Documents and any certificate, document, written statement, or other instrument furnished by or on behalf of the Company to the Issuer or Purchaser in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Company has not disclosed to the Issuer and to the Purchaser in writing that materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the acquisition of the Project or the ability of the Company to perform its obligations under the Company Documents or any of the documents or transactions contemplated thereby which has not been set forth in writing to the Issuer and to the Purchaser or in the certificates, documents, and instruments furnished to the Issuer and to the Purchaser by or on behalf of the Company prior to the date of execution of this 2008 Lease in connection with the transactions contemplated hereby.
     (e) Inducement. The issuance of the Bond by the Issuer for the benefit of the Company has induced the Company to lease the Project and thereby to promote and expand for the public good and welfare industry and trade within the County and reduce unemployment.

ARTICLE III
LEASING CLAUSE; SECURITY; TITLE
     Section 3.1. Lease of the Project. The Issuer, as landlord, hereby rents the Project to the Company, as tenant, and the Company hereby rents the Project from the Issuer at the rental set forth in Section 5.3 hereof and for the Term (as defined in Section 5.1 hereof), in accordance with the provisions of this 2008 Lease. This 2008 Lease shall be effective on its delivery, but prior to the issuance of a certificate of occupancy for the Leased Improvements to be constructed on the site of the Project, the Issuer retains possession of the site and improvements thereon and the Company shall have access to the site and improvements, as licensee of the Issuer, solely for purposes of constructing the Leased Improvements and installing and Leased Equipment of the Project and shall not have the right to occupy the same. Upon the issuance of such certificate of occupancy, the Company shall have full possession and occupancy of the Project. It is the intention of the parties that the leasehold interest of the Company hereunder shall be a usufruct under O.C.G.A. § 44-7-1(a) as to real property of the Project, and as a bailment for hire under O.C.G.A. § 44-6-101, as to the personal property of the Project, and not an estate for years. The parties hereto further agree such usufruct and bailment status is evidenced by the fact that (a) neither the initial term nor either renewal term is five years or more, and (b) various provisions of this 2008 Lease restrict and limit the tenant’s rights in the Project to such an extent that the Company does not have the right to use the Project in as absolute a manner as it would have if it were the owner of the Project (subject only to rules prohibiting waste), to-wit:
     (a) Limitation on Nature of Company’s Use. This 2008 Lease provides that the Project may be used only for the limited purposes permitted by the Act and as an industrial facility and imposes other restrictions on the Company’s use of the Project; thus, the Company does not have the right to use the Project in as absolute a manner as it would have if it were the owner of an estate for years.
     (b) Leasehold Interest Not Freely Assignable. This 2008 Lease restricts the right of the Company to assign its rights hereunder.
     (c) Issuer’s Right to Enforce Compliance With Applicable Laws. In order that the Issuer, as landlord, may control the use of the Project in order to assure that such use is at all times lawful, the parties have provided in this 2008 Lease that the Company’s use and occupancy of the Project and its activities thereat shall be conducted at all times in accordance with all applicable laws, ordinances, rules and regulations and that the Issuer, as landlord, has the right to enforce such covenants.
     (d) Landlord’s Rights of Inspection. In order that the Issuer may monitor compliance by the Company, as tenant, with the restrictions and covenants contained in this 2008 Lease, this 2008 Lease provides that the Issuer shall be entitled to inspect the Project.
     (e) Repair and Maintenance Covenants. Under current law, if this 2008 Lease were to create an “estate for years,” the Company, as tenant, would have, under law, the duty to maintain the Project, normal wear and tear excepted, and it would not be necessary to so provide in this 2008 Lease; in this 2008 Lease, the parties hereto, by operation of express covenant and not by operation of law, have provided for the Company, as tenant, to repair and maintain the Project.
     (f) Insurance Covenants. Under current law, the granting of a usufruct does not impose upon the tenant any obligation to insure the property that is the subject of such grant; however, in this 2008 Lease, the parties, by operation of express covenant and not by operation of law, have provided that the tenant shall be responsible for insuring the Project.
     (g) Taxes and Governmental Charges. Under current law, the granting of a usufruct does not impose upon the tenant any obligation to pay taxes, or other governmental charges against the Project that is the subject of such lease; however, in this 2008 Lease, the parties, by operation of express covenant and not by operation of law, have provided that the tenant shall be responsible for any actual ad valorem taxes and any governmental charges lawfully levied on the Project.
     (h) No Purchase Option in this 2008 Lease. This 2008 Lease does not grant to the Company an option to purchase the Project.
     Section 3.2. Security for Payments Under the Bond. As security for the payment of the Bond, the Issuer has adopted the Bond Resolution, under the terms of which the Issuer shall execute and deliver to the Purchaser the Security Document, in which the Issuer shall grant unto the Purchaser, its successors and assigns, security title to the Project and shall assign unto the Purchaser, its successors and assigns, all of the right, title, interest, and remedies of the Issuer in, to, and under this 2008 Lease (except the Unassigned Rights), together with all rents, revenues, and amounts to be received by the Issuer hereunder (except for amounts the Issuer shall be entitled to receive and retain on account of being included in such Unassigned Rights), as security for, among other things, the payment of the Bond. The Company hereby agrees that its obligations to pay Basic Rent under this 2008 Lease shall be absolute and shall not be subject to any defense, except payment, or to any right of set off, counterclaim, or recoupment arising out of any breach by the Issuer of any obligation to the Company, whether hereunder or otherwise, or arising out of any indebtedness or liability at any time owing to the Company by the Issuer; provided, however, the Company shall not be obligated to pay Basic Rent if for any reason the Company is prevented or prohibited from receiving Debt Service during a period when the Company is also the Holder. The Company further agrees that all payments of rent required to be made under this 2008 Lease to the Issuer (except as otherwise provided herein in the case of Additional Rent) shall be paid directly to the Holder. The Holder shall have all rights and remedies herein accorded to the Issuer (except for Unassigned Rights), and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Purchaser or if the Bond shall have been transferred to a successor Holder, shall be deemed to include such successor Holder, and the Purchaser or successor Holder shall be deemed to be and is a third-party beneficiary of the representations, covenants, and agreements of the Company in favor of the Issuer herein contained (except for covenants and agreements pertaining to the Unassigned Rights).
     Section 3.3. Warranties and Covenants of Issuer as to Title. The Issuer hereby accepts ownership of and title to the Project. The Issuer disclaims any interest in any items of equipment and related personal property that are neither paid for with proceeds of the Bond nor Additions or

Alterations, replacements or substitutions therefor. The Issuer warrants and covenants that, except for this 2008 Lease and the Security Document, the Issuer shall not otherwise encumber the Project or any part thereof, without the prior written consent of the Company, the Holder and the Lender (if any is known to the Issuer). The Issuer covenants to take all acts necessary to defend its title to the Project and will do no act (except as permitted by Section 9.2 hereof) to impair such title, provided that the cost of such action is paid for in advance by the Company, or the Issuer is indemnified for such costs by the Company to the Issuer’s satisfaction. The Issuer makes no warranty as to the design, suitability, condition or fitness for purpose of the Project.
     Section 3.4. Warranties and Covenants of Company as to Title. The Company shall take such actions as are necessary to cause title to the Project to vest in the Issuer subject to this 2008 Lease and Permitted Encumbrances. The Company further covenants to pay all costs and expenses which are necessary to defend the title of the Issuer to the Project, and will do no act that will impair such title.
     Section 3.5. Acknowledgement of Subordination. Notwithstanding anything contained herein, this 2008 Lease is subject and subordinate in all respects to any Superior Security Document, to all other liens granted by the Company to the holder of the Superior Security Document with respect to or in connection with the indebtedness secured by the Superior Security Document, and to all modifications, extensions, refinancings (where such liens continue), or renewals of such lien.
ARTICLE IV
ACQUISITION AND INSTALLATION OF THE PROJECT;
ISSUANCE OF THE BOND; FUNDS
     Section 4.1. Agreement to Acquire and Install the Project. Simultaneously with the issuance and sale of the Bond, the Issuer will acquire title to the Project as it exists on such date of issuance. The Company will thereafter complete the acquisition, construction and equipping of the Project. The Company may, using its own funds, pay any of the Costs of the Project, and acquire any property which is to be a part of the Project in its own name, for the purpose of the later transfer of such property by the Company to the Issuer pursuant hereto. The Company is not authorized to obligate the Issuer for any of the costs of completing the Project. The Company may make changes in the Project, so long as such changes do not cause the Project to be unsuitable for its intended purpose or to fail to constitute a “project” under the Act or to violate any applicable provisions of law.
     Section 4.2. Agreement to Issue the Bond. In order to provide funds for payment of the Costs of the Project, the Issuer, contemporaneously with the delivery of this 2008 Lease, is issuing the Bond to the Purchaser.
     Section 4.3. Application of Proceeds. Any cash proceeds of the Bond shall be used to pay or reimburse costs of acquisition of the Project and issuance costs of the Bond.
     Section 4.4. Draws under the Bond Purchase Loan Agreement. In the Agency Agreement, the Issuer has authorized the Company to act as its agent for the purpose of requesting advances under the Bond Purchase Loan Agreement to pay or reimburse the Costs of the Project in one or more disbursements, upon the submission by the Company to the Purchaser of a disbursement request in the form attached to the Bond Purchase Loan Agreement. Such disbursement requests must be signed by an Authorized Company Representative. It is agreed that advances under the Bond Purchase Loan Agreement may be made by the Purchaser transferring to the Issuer, at the Purchaser’s cost, items of property that are to be a part of the Project, and in such case the same shall be treated as a receipt by the Project Fund of an amount equal to such Costs of the Project and a disbursement of such amount to the Purchaser in payment of the purchase price of such property.
     The Bond may be issued in exchange for the Project as it then exists. An amount equal to the Cost of the Project theretofore incurred and any issuance costs of the Bond that the Company elects to include in the initial request for advance under the Bond Purchase Loan Agreement shall be submitted to the Purchaser and the amount thereof shall be the initial Principal Balance of the Bond. Thereafter, the Company, as agent for the Issuer under the Agency Agreement, may request such additional advances under the Bond Purchase Loan Agreement if any are needed to evidence additional amounts expended by the Company for Costs of the Project, provided that the aggregate amounts drawn down from time to time shall not exceed the Maximum Principal Amount of the Bond, and no draws shall be made after the “Expiration Date” provided for in the Bond Purchase Loan Agreement. Amounts so drawn down shall be deemed disbursed at the direction of the Company, as agent of the Issuer, to pay or to reimburse the Company for Costs of the Project described in this Section 4.3. Draw requests shall comply with the requirements of the Bond Purchase Loan Agreement and any other agreements between the Company and the Issuer. The amounts drawn down are to be noted by the Holder on the Schedule of Advances attached to the Bond.
     Notwithstanding the foregoing, the Company, when requesting draws under the Bond Purchase Loan Agreement on behalf of the Issuer, may request the Purchaser, or any successor Holder that has assumed the Purchaser’s obligations, to advance cash under the Bond Purchase Loan Agreement, to make payments for Costs of the Project and payments in reimbursement for Costs of the Project directly to (i) contractors, materialmen, vendors and Persons providing services in connection with the Project and the Bond, (ii) to the Company or any Affiliate of the Company to reimburse Costs of the Project, or (iii) to any combination of the foregoing, in which case the Company shall reflect such draws and payments on its books relating to the Project.
     Section 4.5. Obligation of the Parties to Cooperate in Furnishing Documents; Reliance of the Custodian. Upon payment of any expenses of the Issuer incurred in connection therewith pursuant to Section 5.3(b)(i) hereof, the Issuer agrees to cooperate with the Company in furnishing to the Purchaser the documents referred to in Section 4.4 hereof that are required to effect disbursements of Bond Proceeds in accordance with Section 4.4 hereof. In making any such disbursements, the Purchaser may rely on any such orders and certifications delivered to it pursuant to Section 4.4 hereof.
     Section 4.6. Excess Costs. The Issuer does not make any warranty, either express or implied, that the amounts which may be drawn down under the Bond Purchase Loan Agreement, will be sufficient for the payment of all of the Costs of the Project. The Company agrees that it shall not be entitled to any reimbursement for any excess costs from the Issuer or from the

Holder, nor shall it be entitled to any diminution of the amounts payable under Section 5.3(a) hereof.
     Section 4.7. Authorized Company and Issuer Representatives and Successors. See the definitions, in Section 1.1 hereof, of the terms “Authorized Company Representative” and “Authorized Issuer Representative” relating to the designation thereof. In the event that any person so designated should become unavailable or unable to take any action or make any certificate provided for or required in this 2008 Lease, a successor or additional Authorized Company Representative or Authorized Issuer Representative shall be appointed.
     Section 4.8. Enforcement of Remedies Against Contractors and Subcontractors and Their Sureties and Against Manufacturers and Vendors. The Issuer hereby authorizes the Company, as agent of the Issuer or in its own behalf, to take such action and institute such proceedings as the Company may elect in its sole discretion to cause and require all manufacturers, fabricators, vendors, contractors and subcontractors and suppliers to complete their contracts relating to the Project diligently in accordance with the terms of such contracts, including, without limitation, the correction of any defects. The Issuer agrees that the Company may, from time to time, in its own name, or in the name of the Issuer, take such action as the Company may elect in its sole discretion against such manufacturers, fabricators, vendors, contractors and subcontractors and suppliers, and their sureties, to insure the proper acquisition, construction and equipping of the Project.
     The Issuer hereby authorizes the Company, as agent of the Issuer or on its own behalf, and at the sole expense of the Company, to take such action and institute such proceedings as the Company may elect in its sole discretion to cause and require any contractors, manufacturers and dealers that have provided labor or materials (including building fixtures) for the Project to fulfill their warranties and contractual responsibilities diligently in accordance with the terms of any purchase or installation contracts, including, without limitation, the correction of any defective parts or workmanship. The Issuer agrees that the Company may, from time to time, take such action as the Company may elect in its sole discretion to insure the conformity of the Project to the specifications therefor.
ARTICLE V
EFFECTIVE DATE OF THIS 2008 LEASE; DURATION OF LEASE TERM;
RENTAL PROVISIONS; NATURE OF OBLIGATIONS OF COMPANY
     Section 5.1. Effective Date of this 2008 Lease; Duration of Lease Term.
     (a) This 2008 Lease shall be effective when delivered on the date of issuance of the Bond. The initial term hereof (the “Initial Term”), shall expire at 11:59 p.m. Irwinton, Georgia time, on November 1, 2013.
     (b) Provided that this 2008 Lease is in full force and effect and the Company is not in default under the terms hereof beyond any applicable notice and cure period provided for herein, the Issuer hereby grants to the Company the option to extend the Term of this 2008 Lease on the terms stated herein, except as otherwise provided herein, for a renewal period expiring at 11:59 p.m., Irwinton, Georgia time, on November 1, 2017 (the “First Renewal Term”).

     (c) Provided that this 2008 Lease is in full force and effect and the Company is not in default under the terms hereof beyond any applicable notice and cure period provided for herein, the Issuer hereby grants to the Company a second option to further to extend the Term of this 2008 Lease on the terms stated herein, except as otherwise provided herein, for one additional period expiring at 11:59 p.m., Irwinton, Georgia time, on November 1, 2021 (the “Second Renewal Term”).
     (d) Each extension option shall be deemed to be exercised automatically unless the Company, at least one hundred eighty (180) days prior to the expiration of the then-current Initial Term or Renewal Term, as applicable, delivers a Non-Renewal Notice to the Issuer and the Holder of the Bond.
     (e) Notwithstanding any expiration or termination of this 2008 Lease, those covenants and obligations that by the provisions hereof are stated to survive the expiration or termination of this 2008 Lease shall survive the expiration or earlier termination of this 2008 Lease.
     (f) The “Term” of this 2008 Lease shall be the Initial Term; if extended for a Renewal Term, the “Term” shall then be the Initial Term and each Renewal Term for which this 2008 Lease is, in fact, extended.
     Section 5.2. Delivery and Acceptance of Possession; Use. The Company shall, commencing with the date of delivery of this 2008 Lease (or such later date as is provided for in Section 3.1 hereof) , have possession, custody and control of the Project as it exists on such date, and the Company hereby accepts such possession, custody and control. The Issuer covenants and agrees that it shall not take any action, other than pursuant to Article X of this 2008 Lease, to prevent the Company from having possession and enjoyment of the Project during the Lease Term and shall, at the request of the Company, if indemnified by the Company, cooperate with the Company in order that the Company may have peaceful possession and enjoyment of the Project.
     Section 5.3. Rents and Other Amounts Payable.
     (a) Basic Rent: Until the principal of, redemption premium, if any, and interest on the Bond shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Bond Resolution, the Company shall pay to the Holder for the account of the Issuer as Basic Rent for the Project on or before 11:00 a.m., Georgia time, on each date on which Debt Service on the Bond is due, a sum equal to the amount payable on that date as Debt Service on the Bond, as to be provided in the Bond and in the Bond Resolution. Such Basic Rent payments shall be applied to and credited as Debt Service payments on the Bond. If this 2008 Lease is not renewed and expires before the maturity date of the Bond, or if there is an acceleration of the Bond that financed the Project, the Company shall immediately cause the Bond to be redeemed or cancelled.
     (b) Additional Rent:
          (i) On July 1 in each of the years 2009 through 2022, both inclusive, the Company shall pay to the Issuer Additional Rent of $50,000 per year. The Company also agrees that, during the Term, it shall pay directly to the Issuer, as Additional Rent, an amount sufficient to reimburse the Issuer for all expenses and advances reasonably incurred by the Issuer hereunder in connection with the Project subsequent to the execution of this 2008 Lease, including, but not limited to, the reasonable fees and expenses of counsel for the Issuer, provided that the same are incurred as a result of the failure of the Company to comply with the terms of this 2008 Lease or are subject to payment or indemnification by the Company to the Issuer under Sections 5.3(b)(i), 6.6, 8.5 or 10.4 hereof. All payments of Additional Rent described in this paragraph shall be billed to the Company by the Issuer from time to time, together with a statement certifying that the amount for which reimbursement is sought for one or more of the above-described expenditures has been incurred or paid by the Issuer. Amounts so billed shall be paid by the Company within thirty (30) days after receipt of the bill by the Company; the right of the Issuer to payments under this paragraph is one of the Unassigned Rights. In the event the Company shall fail to make any of the payments required in this Section 5.3(b)(i), the unpaid amount shall continue as an obligation of the Company until fully paid, and shall accrue interest from such thirtieth day at the Default Interest Rate.
          (ii) The Company agrees that, during the Lease Term, it shall pay directly to the Holder, as Additional Rent, an amount sufficient to reimburse the Holder for all expenses and advances reasonably incurred by the Holder hereunder in connection with the Project subsequent to the execution of this 2008 Lease, including, but not limited to, the reasonable fees and expenses of counsel for the Issuer, provided that the same are incurred as a result of the failure of the Company to comply with the terms of this 2008 Lease or are subject to indemnification by the Company under Sections 5.3(b)(ii), 6.6, 8.4 or 10.4 hereof. All payments of Additional Rent described in this paragraph shall be billed to the Company by the Holder from time to time, together with a statement: (i) if the bill relates to a reimbursement, certifying that the amount for which reimbursement is sought for one or more of the above-described expenditures has been incurred or paid by the Holder and (ii) if the bill relates to an agreed annual or periodic administrative fee, certifying that the amount of the fee is in accordance with such agreement and with the foregoing provisions of this paragraph. Amounts so billed shall be paid by the Company within thirty (30) days after receipt of the bill by the Company. In the event the Company shall fail to make any of the payments required by this Section 5.3(b)(ii), the unpaid amount shall continue as an obligation of the Company until fully paid, and shall accrue interest from such thirtieth day at the Default Interest Rate. The Holder shall be a third-party beneficiary of this Section 5.3(b)(ii) and shall be entitled to enforce the same against the Company.
          (iii) The Company shall timely pay all amounts required to be paid by it under the Second Amended and Restated Memorandum of Understanding.
     Section 5.4. Place of Rental Payments. The Basic Rent provided for in Section 5.3(a) hereof shall be paid directly to the Holder for the account of the Issuer in the manner provided in the Bond or in the Bond Resolution for the Payment of Debt Service on the Bond. Such payments shall be made in lawful money of the United States of America; provided, however, that so long as the Company is both the tenant of the Project and the Holder of the Bond, such payments shall be deemed to have been made without the necessity of any funds being transmitted or any records being maintained with respect to the Sinking Fund.

     The Additional Rent provided for in Section 5.3(b)(i) and any interest on late payments thereof shall be payable directly to the Issuer. The Additional Rent provided for in Section 5.3(b)(ii) and any interest on late payments thereof shall be payable directly to the Holder.
     Section 5.5. Nature of Obligations of Company Hereunder.
     (a) The obligations of the Company to make the payments required in Section 5.3 hereof shall be absolute and unconditional irrespective of any defense or any rights of set off, recoupment, or counterclaim, except payment, it may otherwise have against the Issuer or the Holder; provided, however, the Company shall not be obligated to pay Basic Rent if, for any reason, the Company is prevented or prohibited from receiving Debt Service during a period when the Company is also the Holder. The Company agrees that it shall not suspend, abate, reduce, abrogate, diminish, postpone, modify, or discontinue any payments provided for in Section 5.3(a) hereof, or except as provided in Section 11.1 hereof, terminate its obligations under this 2008 Lease, for any contingency, act of God, event, or cause whatsoever, including, without limiting the generality of the foregoing, failure of the Company to occupy or to use the Project as contemplated in this 2008 Lease or otherwise, any change or delay in the time of availability of the Project, any acts or circumstances which may impair or preclude the use or possession of the Project, any defect in the title, design, operation, merchantability, fitness, or condition of the Project or in the suitability of the Project for the Company’s purposes or needs, failure of consideration, any declaration or finding that the Bond is unenforceable or invalid, the invalidity of any provision of this 2008 Lease, any acts or circumstances that may constitute an eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or the use of all or any part of the Project, failure of the Issuer’s title to the Project or any part thereof, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or in the rules or regulations of any governmental authority, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this 2008 Lease.
     (b) Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained. In the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance so long as such action does not abrogate the Company’s obligations hereunder. The Issuer hereby agrees, to the extent legally permissible, that it shall not take or omit to take any action that would cause this 2008 Lease to be terminated, without the prior written consent of the Holder of the Bond.
     (c) The Company may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy, and use hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request.

     Section 5.6. Restrictions on the Use of Project. The Project may be used only for the limited purposes permitted by the Act and as a part of an industrial facility. The Company shall not permit the Project, or any part thereof, to be used in any fashion that would violate any law. The Issuer’s right to enforce this covenant shall be among the Unassigned Rights.
ARTICLE VI
MAINTENANCE, TAXES, INSURANCE AND EMINENT DOMAIN
     Section 6.1. Maintenance of Project. The Issuer shall not be under any obligation to renew, repair, or maintain any portion of the Project or to remove and replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary portion thereof. The Company, shall maintain, or cause to be maintained, the Project at the expense of the Company or of its subtenants, as applicable. Subject to the provisions of Article VIII hereof, the Company, at its own expense, may from time to time make, or permit its subtenants to make, any Additions or Alterations and any modifications, upgrades, replacements and substitutions to the Project that it may deem desirable for its purposes. Subject to the provisions of Section 9.7 hereof, such Additions or Alterations and any modifications, upgrades, replacements and substitutions to the Project so made shall become a part of the Project. The Company shall not do or permit its subtenants, or any other Person under its control, to do any work in or about the Project or related to any repair, rebuilding, restoration, replacement, alteration of, or addition to the Project, or any part thereof, unless the Company, such subtenant, or such other Person shall have first procured and paid for all requisite municipal and other governmental permits and authorizations. All such work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, governmental regulations, and requirements. Notwithstanding the foregoing, in the event any part of the Project, or any part thereof, is damaged or destroyed by casualty, the Company’s obligations to repair or replace the Project, or portion thereof so damaged or destroyed, shall be governed exclusively by Section 7.2 hereof.
     Section 6.2. Removal of Fixtures or Equipment. The Company shall not be under any obligation to renew, repair, or replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary fixtures or equipment that are a part of the Project. If any fixture, item of equipment or parts thereof have become obsolete or worn out, the Company, or a subtenant with the consent of the Company, in its sole and absolute discretion, at its own expense, may remove, at its expense, from the Project such fixtures, equipment or parts thereof and dispose of them (as a whole or in part) without any responsibility or accountability to the Issuer therefor, in which case the removed property shall cease to be a part of the Project. If the Company, or a subtenant with the consent of the Company, in its sole and absolute discretion, determines that any fixtures, equipment or parts thereof should be sold or traded in, then the Company or its subtenant (with the consent of the Company) may do so, provided that it either: (a) replaces such fixture or item of equipment or parts with other items of property having a value at least equal to the net book value of the property sold or traded in and causes title to such replacement property to be transferred to the Issuer, whereupon the replacement property shall become a part of the Project; or (b) prepays in part the principal of the Bond (or if the Company or an Affiliate of the Company then owns the Bond, the Company causes a credit to be reflected on the Schedule of Payments attached to the Bond as a partial payment of principal) in an amount equal to the net book value of the property sold or traded in. At the written request of the Company, the Issuer shall execute such instruments as shall be required to convey title to any such removed fixture or parts thereof to the Company, to the purchaser thereof or to the person accepting the same as a trade in and the Bondholder shall release the lien and security interest of the Security Document therein. The removal from the Project of any fixtures, equipment or parts thereof pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the rental payments payable under Section 5.3 hereof (except to the extent that a prepayment of principal or a credit in reduction of principal of the Bond may result in a reduction of Debt Service on the Bond and a corresponding reduction in the Basic Rent hereunder).
     Section 6.3. Taxes, Other Governmental Charges, and Utility Charges.
     (a) The Company shall, throughout the Lease Term, duly pay and discharge, as the same become due and payable: (i) all taxes, special assessment for benefits and governmental charges of any kind whatsoever that may (on account of a change in law or otherwise) at any time be lawfully assessed or levied against or with respect to the interests of the Issuer, of the Company and of the Holder in the Project, (ii) any taxes levied upon or with respect to the lease revenues and receipts of the Issuer from the Project which, if not paid, will become a lien on the Project or a charge on the revenues and receipts therefrom prior to or on a parity with the charge, pledge, and assignment thereof created and made in the Bond Resolution and in the Security Document, (iii) all utility and other charges incurred in the operation, maintenance, use, occupancy, and upkeep of the Project, and (iv) other levies, permit fees, inspection and license fees and all other charges imposed upon or assessed against the Project or any part thereof or upon the revenues, rents, issues, income and profits of the Project or arising in respect of the occupancy, uses or possession thereof. Both the Issuer and the Holder shall be entitled to enforce the provisions of this Section, and the Issuer’s right to enforce the same is one of the Unassigned Rights. It is the understanding of the parties that, under the Act, the Issuer’s interest in the Project is exempt from ad valorem taxes The Company’s leasehold interest in the Project is a mere usufruct and bailment for hire (which are not separately taxable estates) and not an estate for years (which would be an estate in which the leasehold interest would be taxable based on the value of the leasehold interest). Thus, while this 2008 Lease is in effect, the Company shall pay no actual taxes on its leasehold interest in the Project. However, the Company shall, in consideration of the lease structure and other benefits, make payments in lieu of taxes, in accordance with the payment percentages and terms provided in the Second Amended and Restated Memorandum of Understanding (the “2008 MOU”), dated as of even date herewith, provided however, that if the Project becomes subject to any actual ad valorem property taxes, the amount thereof shall be credited against any such payments in lieu of taxes. Further, if and so long as the Project is not subject to ad valorem taxes, the Company shall make any payments in lieu of taxes required by the 2008 MOU. The Company shall exhibit to Issuer and to the Holder, upon request, validated receipts showing the payment of any payments of taxes, payments in lieu of taxes and other charges which may be or become a lien or encumbrance on the Project.
     (b) Upon notifying the Holder of its intention to do so, the Company, at its own expense and in its own name and behalf or in the name and behalf of the Issuer and in good faith, may contest any such taxes, payments in lieu of taxes, assessments, and other charges and, in the event of any such contest, may permit the taxes, payments in lieu of taxes, assessments, or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, but only so long as neither the Project nor any part thereof will be subject to imminent loss or forfeiture by reason of such nonpayment. The procedures for contesting actual taxes shall be in accordance with applicable statutes; a declaratory judgment action may be used to contesting payments in lieu of taxes.
     Section 6.4. Insurance Required.
     (a) The Company, at the expense of the Company, throughout the Term, shall carry the following insurance:
          (i) hazard and casualty insurance (including flood insurance if available at reasonable cost) on the Leased Improvements and any Leased Equipment, in amounts (taking into account a deductible of not more than $100,000 per occurrence) not less than the lesser of (A) an amount not less than 100% of replacement cost of the Project or (B) full insurable value of the Project; all hazard, casualty, and flood insurance policies obtained by the Company as required by Section 6.4(a)(i) shall be endorsed to name the Issuer and any Lender as co-loss payees payable and shall be payable to the Issuer or the Holder, as assignee of the Issuer, without contribution, under a standard mortgagee clause (the deductible amount specified above may be increased with the written consent of the Issuer);
          (ii) general liability insurance, in amounts of $1,000,000 per occurrence and $2,000,000 in aggregate, and fire damage for any one fire of $500,000, subject to deductibles per occurrence not to exceed $200,000; such policy or policies shall name the Issuer and the Holder as additional insureds (the deductible amount specified above may be increased with the written consent of the Issuer and the Holder); and
          (iii) worker’s compensation insurance as required by law relating to the Company’s employees working at the Project.
     (b) The Issuer, by the Security Agreement, shall assign its interest in the casualty insurance described in (a)(i), above, to the Holder, together with all unearned premiums as further security for the Bond.
     (c) The Issuer, the Holder and any Lender shall each, respectively, be entitled to enforce the provisions of this Article insofar as their rights are concerned, and the Issuer’s right to enforce this Article shall be one of the Unassigned Rights. So long as the Company or an Affiliate is the owner of the Bond, the Company shall, however, have the exclusive right to make all elections, determinations, settlements, or decisions with respect to any hazard and insurance policy or the proceeds thereof that may be affected by the provisions of this Section 6.4. So long as the Company or an Affiliate is the owner of the Bond and without limiting the foregoing, the Company shall have the right to make all settlements as to any casualties that affect the Project without the consent of the Issuer. Furthermore, so long as the Company or an Affiliate is the owner of the Bond, the Company shall have the right to pledge to a Lender all of the hazard and casualty insurance proceeds with respect to a casualty affecting the Project and to grant to the Lender the right to govern the distribution of such funds. The Issuer acknowledges and agrees, so long as the Company or an Affiliate is the owner of the Bond, the Lender may require the application of the insurance proceeds to the indebtedness owed to the Lender by the Company and, in such event, the insurance proceeds may not be applied in their entirety to the restoration of the Project.
     Section 6.5. Application of Net Proceeds of Insurance. The Net Proceeds of the liability insurance carried pursuant to the provisions of Section 6.4 shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid. The Net Proceeds of casualty insurance carried pursuant to Section 6.4 shall be paid jointly to the Holder and the Company, and shall be transferred to the Custodian and deposited in the Project Fund to be applied as provided in Article VII hereof, or if the same has been pledged to a Lender, the same shall be transferred to such Lender.
     Section 6.6. Advances by the Issuer or the Holder. If the Company shall fail do to or cause to be done any act or pay any taxes, assessments, charges or insurance premiums required by this Article, the Issuer or the Holder may (but shall be under no obligation to), after notifying the Company of its or their intention to do so, do any such act or pay any such taxes, assessments, charges or premiums required by this Article, and all amounts so advanced therefore by the Issuer or the Holder shall become an additional obligation of the Company to the one making the advancement, which amounts shall constitute Additional Rent which shall be payable, with interest as provided in Section 5.3 (b). Any remedy herein vested in the Issuer for the collection of rent shall also be available to the Holder for the collection of any Additional Rent payable to the Holder on account thereof.
     Section 6.7. Eminent Domain. If the Issuer or the Company obtains knowledge of the institution or threat of institution of any proceedings for the taking of the Project or any portion thereof by exercise of the power of eminent domain, it shall immediately notify the other party hereto and shall also notify the Holder of such proceedings. The Holder may participate in any such proceedings and Issuer and the Company from time to time shall deliver to Holder all instruments requested by it to permit such participation. The Issuer and the Company shall not settle any eminent domain proceeding relating to the Project or any part thereof or sell the Project or any part thereof under threat of eminent domain without the prior written consent of the Holder, which consent shall not unreasonably be withheld, conditioned or delayed. The Net Proceeds of any eminent domain award or any sale in lieu of a taking by eminent domain shall be paid jointly to the Holder and the Company, and shall be transferred to the Custodian and deposited in the Project Fund to be applied as provided in Article VII hereof. Notwithstanding the foregoing, with the consent of the Holder, the Net Proceeds of eminent domain may be pledged to a Lender, and if so pledged shall be applied in accordance with the terms of such pledge.
ARTICLE VII
DAMAGE, DESTRUCTION, AND CONDEMNATION
     Section 7.1. Election to Repair, Restore or Replace. If any portion of the Project is damaged, destroyed or taken by eminent domain or is sold (under threat of eminent domain or otherwise), the Net Proceeds shall be deposited upon receipt in the Project Fund which shall be held by the Custodian unless the same are otherwise required to be used as may be provided in any pledge thereof to a Lender. Subject to the rights of any Lender, the Company may, within 210 days following the receipt of such Net Proceeds, elect to use such Net Proceeds, in whole or in part, to repair, restore or replace the Project. Any property repaired, restored or acquired to replace any property which was a part of the Project shall become a part of the Project. Upon the completion of such repair, restoration or replacement of the Project and payment of all costs thereof, any unspent Net Proceeds and investment income remaining in the Project Fund may be used, at the election of the Company, to acquire additional property for the Project or to prepay and redeem principal of the Bond.
     Section 7.2. Election Not to Repair, Restore or Replace. If an election to repair, restore or replace damaged, destroyed or taken portions or all of the Project is not made within the time provided in Section 7.1, above, or if prior to such time the Company notifies the Issuer and the Custodian that it elects not to repair, restore or replace damaged, destroyed or taken portions or all of the Project, the Custodian of the Project Fund shall immediately apply such moneys to the prepay principal of the Bond, unless otherwise provided in a pledge to a Lender. If the Bond is not fully retired, the obligation to pay Basic Rent hereunder shall remain in full force and effect, without abatement or diminution (except to the extent the amount of Basic Rent is reduced on account of such prepayment). If the Company is then the Holder of the Bond, and the Bond is not fully retired, the Company may surrender the Bond for cancellation, whereupon the obligation for payment of Basic Rent shall terminate, and any obligation for Additional Rent theretofore accrued due shall become immediately due and payable.
ARTICLE VIII
ADDITIONAL COVENANTS; ADDITIONAL BONDS
     Section 8.1. No Warranty of Condition or Suitability by the Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, CONDITION, OR WORKMANSHIP OF ANY PART OF THE PROJECT OR THAT THE SAME WILL BE SUITABLE FOR THE COMPANY’S OR ANY SUBTENANT’S PURPOSES OR NEEDS.
     Section 8.2. Access to the Project and Records. The Issuer, the Holder , any Lender, and their respective duly authorized representatives and agents, shall have the right, upon reasonable prior notice to the Company and any subtenant, but subject to any reasonable restriction imposed by the Company or such subtentant for the protection of its patents, trademarks, trade secrets, and other confidential proprietary information, to enter the Project at all reasonable times during the Lease Term for the purpose of (i) examining and inspecting the Project and (ii) performing such work relating to the Project as has been made necessary by reason of an Event of Default.
     Section 8.3. Good Standing in the State. The Company agrees that, if required by law, it will be in good standing in the State while this 2008 Lease is in effect.
     Section 8.4. Indemnity.
     (a) The Company shall and agrees to indemnify and save the Issuer and the Holder and their respective officials, directors, officers, members, counsel, agents and employees harmless against and from all claims by or on behalf of any Person arising from the conduct or management of or from any work or thing done at the building at which the Project is located and against and from all claims arising from or relating to (i) any condition of the installation of or the operation of the Project, (ii) any act or negligence of the Company or of any of its agents, contractors, servants, employees, or licensees, (iii) any act or negligence of any assignee or subtenant of the Company or of any agents, contractors, servants, employees, or licensees of any assignee or subtenant of the Company, (iv) any violation or alleged violation of the federal or State securities laws, or (v) any legal proceeding relating to the non-taxability or taxability of this 2008 Lease or the Project or the interest of the Issuer in the Project. However, with respect to matters referred to in the preceding clauses (i), (ii), (iii) or (iv), this indemnity shall not apply, as to the Issuer, to any acts of gross negligence or willful misconduct or intentional misconduct of the Issuer and, as to the Holder, to any acts of gross negligence or willful misconduct or intentional misconduct of the of the Holder, or in the case of matters referred to in clause (iv), this indemnity shall not apply to the Holder if the Holder has acquired the Bond other than in a bona fide private placement and has failed to perform a thorough due diligence investigation in connection therewith. The Company shall indemnify and save the Issuer and the Holder (and the other persons and entities referred to above, as appropriate) harmless from and against all costs and expenses incurred in or in connection with any such claim or in connection with any action or proceeding brought thereon, including attorneys’ fees, and upon notice from the Issuer, the Company shall defend it (and the other persons and entities referred to above, as appropriate) in any such action or proceeding. The indemnities set forth above specifically extend to, but are in no way limited to, governmental or other claims relating to any actual or alleged violation of any Environmental Laws, regardless of whether or not any such violation relates to any period prior to the acquisition of the Project by the Issuer or its acquisition theretofore by the Company.
     (b) Notwithstanding the fact that it is the intention of the parties that the indemnified Persons referred to in (a), above, shall not incur pecuniary liability by reason of the terms of this 2008 Lease or the Bond Resolution, or the undertakings required of the Issuer hereunder or by reason of (i) the issuance of the Bond, (ii) the execution of this 2008 Lease or the adoption of the Bond Resolution, (iii) the performance of any act required by this 2008 Lease or the Bond Resolution, (iv) the performance of any act requested by the Company, or (v) any other costs, fees, or expenses incurred by the Issuer with respect to the Project or the financing thereof, including all claims, liabilities, or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing, nevertheless, if any such indemnified Person should incur any such pecuniary liability, then in such event the Company shall indemnify and hold harmless such indemnified Person against all claims by or on behalf of any Person arising out of the same and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, including attorneys’ fees, and upon notice from the Issuer, the Company shall defend the Issuer in any such action or proceeding; provided that if a court of competent jurisdiction determines that any of the provisions of this Section violate O.C.G.A. § 13-8-2 and are applicable to this 2008 Lease, the indemnity contained in this Section 8.4 shall not extend to any indemnification which is prohibited by O.C.G.A. § 13-8-2.
     Nothing contained in this Section 8.4 shall require the Company to indemnify any indemnified Person for any claim or liability for which the Company was not given any opportunity to contest or for any settlement of any such action effected without the Company’s consent (assuming such rights are available and have not been waived in writing by the Company). The indemnity of the indemnified Persons contained in this Section 8.4 shall survive the termination of this 2008 Lease.

     The Issuer and the Holder shall each be entitled to enforce its right to indemnification under this Section, and the Issuer’s right to indemnification hereunder shall be one of the Unassigned Rights.
     Section 8.5. Licenses and Permits. The Company shall do all things necessary to obtain, maintain, and renew, from time to time, as necessary, all permits, licenses, franchises, and other governmental approvals necessary for its ownership of and activities relating to the Project, the lack of which would have a material adverse affect upon the Company’s ability to meet its obligations under this 2008 Lease.
     Section 8.6. Compliance with Laws. The Company warrants that throughout the Lease Term it shall, at its own expense, maintain or cause its subtenants to maintain the Project in compliance with all applicable life and safety codes and all applicable building and zoning, health, environmental, and safety ordinances and laws, including the Occupational Health and Safety Act and all applicable Environmental Laws, and all other applicable laws, ordinances, rules, and regulations of the United States of America, the State, and any political subdivision or agency thereof having jurisdiction over the Project and which relate to the operations of the Project, any violation of which would have a material adverse affect on the Company’s ability to fully perform its obligations under this 2008 Lease. The Company’s use of the Project, or its subtenants use thereof, shall conform to all laws and regulations of any governmental authority possessing jurisdiction thereof, and neither the Company nor its subtenants shall, in its use or operation of the Project, discriminate or permit discrimination on the basis of race, sex, color or national origin in any manner prohibited by local state or federal laws, rules, orders or regulations.
     If the Company shall first notify the Issuer and the Holder of its intention to do so, the Company may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer and in good faith, contest any allegation that either it or and subtenant has not complied with the laws described in this Section 8.7 and, in the event of any such contest, the provisions of this Section 8.7 shall not apply to any such alleged violations of law during the period of such contest and any appeal therefrom. The Issuer shall, at the expense of the Company, cooperate fully with the Company in any such contest.
     The Issuer and the Holder shall each be entitled to enforce the provisions of this Section, and the Issuer’s right to enforce this Section shall be one of the Unassigned Rights.
ARTICLE IX
ASSIGNMENT, SUBLEASING, ENCUMBERING, AND SELLING; REDEMPTION;
RENT PREPAYMENTS AND ABATEMENT; INSTALLATION OF
COMPANY’S OWN MACHINERY AND EQUIPMENT
     Section 9.1. Assignment and Subleasing.
     (a) The Company may sublease the Project, as a whole or in part. No sublease shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such sublease, the Company shall continue to remain primarily liable for payment of the rents specified in Section 5.3 hereof and for the payment, performance, and observance of the other obligations and agreements on its part herein provided to be performed and observed by it. The Company shall furnish or cause to be furnished to the Issuer, upon request, assurances reasonably satisfactory to the Issuer that the Project will continue to be operated in compliance with the provisions hereof and for purposes permitted by the Act. The Issuer shall have the right, at any time and from time to time, to notify any subtenant of the rights of the Issuer as provided by this Section.
     (b) The Company may not assign this 2008 Lease except as permitted by this Section. This 2008 Lease may be assigned in whole but not in part to a company that is the survivor of a consolidation, merger or transfer of substantially all of the assets of the Company as provided in Section 8.3 hereof without obtaining the consent of the Issuer or of the Holder. This 2008 Lease may be assigned to the Holder of the Bond without the consent of the Issuer. This 2008 Lease may be assigned to an Affiliate of the Company with the prior written consent of the Holder and without the consent of the Issuer. Except as above provided, this 2008 Lease may be assigned only with the prior written consent of the Holder and of the Issuer. The Issuer’s consent shall not unreasonably be withheld, conditioned or delayed. Any assignment authorized by this Section 9.1(b) shall be subject to each of the following conditions:
          (i) Any such assignee shall assume in writing the obligations of the Company hereunder (if not assumed by operation of law in a transaction described in Section 8.3 hereof) and shall expressly agree that it may not further assign this 2008 Lease except in accordance with this Section 9.1(b). No assignment (other than pursuant to Section 8.3 hereof in a transaction in which the Company ceases to exist) shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment, the Company shall continue to remain primarily liable for payment of the rents specified in Section 5.3 hereof and for the payment, performance, and observance of the other obligations and agreements on its part herein provided to be performed and observed by it, unless either: (i) the assignee has a net worth at least equal to the Maximum Principal; Amount of the Bond, or (ii) the Issuer and the Holder of the Bond consent in writing to such release (both agree in writing to a novation);
          (ii) The Company shall, within thirty (30) days prior to the execution of any assignment or any merger, consolidation or sale of substantially all of its assets, furnish or cause to be furnished to the Issuer a true and complete copy of such proposed assignment or documents of merger, consolidation or sale of assets, as the case may be. The Company or such assignee shall, within thirty (30) days after the execution thereof, furnish or cause to be furnished to the Issuer a true and complete copy of such assignment or documents of merger or consolidation or sale of assets, as the case may be, as actually executed. The Issuer and the Holder shall have the right, at any time and from time to time, to notify any assignee of their rights under this paragraph.
Any purported assignment in violation of this Section shall be void, as the interest of the Company, being a usufruct and bailment for hire, is not assignable except as herein provided. In the case of an assignment that is permitted hereby or that is consented to as herein described, the assignee may not further assign this 2008 Lease except in accordance with this Section.
     Section 9.2. Provisions Relating to Sale, Encumbrance, or Conveyance of the Project by the Issuer. Except pursuant to the Security Document or a Superior Security

Document executed by the Issuer at the written request of the Company, and except for any sale under threat of a taking by eminent domain or a sale pursuant to Article VI hereof, the Issuer agrees that, during the Lease Term, it shall not, except pursuant to or as permitted by the Security Document: (1) directly, indirectly, or beneficially sell, convey, or otherwise dispose of any part of its interest in the Project, (2) permit any part of the Project to become subject to any lien, claim of title, encumbrance, security interest, conditional sale contract, title retention arrangement, finance lease, or other charge of any kind, without the written consent of the Company, and (3) assign, transfer, or hypothecate (other than pursuant to the Bond Resolution and the Security Document) any payment of rent (or analogous payment) then due or to accrue in the future under any lease of the Project, except that if the laws of the State at the time shall permit, nothing contained in this Section shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of the Project as an entirety to, any public body of the State whose property and income are not subject to taxation and which has authority to carry on the business of owning and leasing the Project, provided, that upon any such consolidation, merger, or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bond according to its tenor, and the due and punctual performance and observance of all the agreements and conditions of this 2008 Lease, the Bond Resolution and the Security Document to be kept and performed by the Issuer, shall be expressly assumed in writing by the public body resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.
     The Issuer, at the written request of the Company with the written consent of the Holder of the Bond, shall execute and deliver to a Lender or shall join the Company in the execution and delivery to a Lender, of a Superior Security Document in favor of such Lender with respect to the Project which encumbers the Issuer’s fee interest and execute any related documents in connection with the Company’s financing or refinancing of the Project. At the Company’s written request, and with the prior written consent of the Holder of the, the Issuer shall, by a subordination agreement, subordinate its fee simple interest and estate in the Project to a Leasehold Mortgage. Any such Superior Security Document or subordination agreement shall be prepared at the expense of the Company and reviewed at the expense of the Company and shall be subject to the approval by the Issuer, which approval shall not unreasonably be withheld, conditioned or delayed.
     Section 9.3. Pledge of this 2008 Lease by the Company. The Company may pledge its interest hereunder. The Issuer and Company acknowledge and agree that in the event of a foreclosure of any Leasehold Mortgage, the purchaser at such foreclosure shall become the “Company” hereunder.
     Section 9.4. Redemption of Bond. The Issuer, at the written request of the Company and if the Company provides funds therefor, shall forthwith take all steps that may be necessary under the redemption or defeasance provisions of the Bond Resolution to effect the redemption or defeasance of all or part of the then-Outstanding Bond, as may be specified by the Company, on the earliest date on which such redemption or defeasance may be made under such applicable provisions. If this 2008 Lease is not renewed and expires before the maturity date of the Bond, or there is an acceleration of the Bond that financed the Project, the Company shall immediately cause the Bond to be redeemed or cancelled.

     Section 9.5. Prepayment of Rents. There is expressly reserved to the Company the right, and the Company is authorized and permitted, at any time it may choose, to prepay all or any part of the Basic Rent payable under Section 5.3(a) hereof, and the Issuer agrees that it shall accept such prepayments of rents when the same are tendered by the Company. All Basic Rent so prepaid shall at the written direction of the Company be credited toward the Basic Rent payments specified in Section 5.3(a) hereof, in the same manner as such payments are applied to the payment of Debt Service in accordance with terms of the Bond and the Bond Resolution. The Company shall also have the right to surrender the Bond, if it is then owned by the Company, to the Issuer for cancellation, and such Bond, upon such surrender and cancellation, shall be deemed to be paid and no further Basic Rent shall be paid, as provided in Section 9.6, below.
     Section 9.6. Company Entitled to Certain Rent Abatements if Bond Paid Prior to Maturity. If at any time the Bond shall cease to be outstanding, under circumstances not resulting in termination of the Lease Term, and if the Company is not at the time otherwise in default hereunder, the Company shall be entitled to use the Project from the date such Bond is no longer outstanding to, and including the end of, the Lease Term, with no obligation to make payments of Basic Rent specified in Section 5.3(a) hereof during that interval (but otherwise on the terms and conditions hereof).
     Section 9.7. Installation of Other Machinery and Rented Equipment. The Company and subtenants of any part of the Project each may from time to time, in its sole discretion and at its own expense, install trade fixtures, machinery, equipment, and other personal property at the Project. All such trade fixtures, machinery, equipment, and other personal property which are not transferred to the Issuer as part of the Project shall remain the sole property of the Company, of such subtenant (or of any leasing company from whom the Company, or such subtenant may be renting such items), and the Company, such other subtenant or such leasing company, as applicable, may remove the same from the Leased Land at any time, in its sole discretion and at its own expense. The Company, the subtenant or such leasing company, as applicable, may create any mortgage, encumbrance, lien, or charge on any such trade fixtures, machinery, equipment, and other personal property that is not a part of the Project. The Issuer shall not have any interest in and waives any lessor’s lien that it may have on any such trade fixtures, machinery, equipment, or other personal property so installed pursuant to this Section, and all such trade fixtures, machinery, equipment, software and other personal property shall be and remain identified as the property of the Company, the other subtenant or such leasing company on its books and/or by appropriate tags or other markings.
     Section 9.8. Reference to Bond Ineffective After Bond Paid. Upon payment in full of the Bond (or provision for payment thereof having been made in accordance with the defeasance provisions of the Bond Resolution), all references in this 2008 Lease to the Bond and the Holder shall be ineffective, and the owner of the Bond shall not thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested. For purposes of this 2008 Lease the Bond shall be deemed fully paid if it is defeased as provided in the Bond Resolution.
ARTICLE X
EVENTS OF DEFAULT AND REMEDIES

     Section 10.1. Events of Default Defined. The following shall be “Events of Default” under this 2008 Lease, and the terms “Event of Default” or “Default” shall mean, whenever they are used in this 2008 Lease, any one or more of the following events:
     (a) a failure of the Company to pay Basic Rent in the amounts and at the times required by Section 5.3(a) of this 2008 Lease, provided that if the Company is then the Holder of the Bond such Basic Rent shall be deemed to have been paid and the corresponding Debt Service on the Bond shall be deemed to have also been paid; or
     (b) the Company’s failure to observe, perform, or comply with any other covenant, condition, or agreement in this 2008 Lease, in any other Company Documents on the part of the Company to be observed or performed (other than as referred to in subsection (a) of this Section) if such covenant, condition or agreement is for the benefit of the Issuer and constitutes any of the Unassigned Rights, for a period of thirty (30) days after the Company’s receipt of written notice from the Issuer specifying such breach or failure and requesting that it be remedied, unless the Issuer shall agree in writing to an extension of such time prior to its expiration. It shall not constitute an Event of Default if corrective action is instituted by or on behalf of the Company within the thirty (30)-day period and diligently pursued until the breach or default is corrected; or
     (c) the Company’s failure to observe, perform, or comply with any covenant, condition, or agreement in this 2008 Lease or in the other Company Documents on the part of the Company to be observed or performed, which covenant, condition or agreement is for the benefit of the Holder other than as referred to in subsection (a) and (b) of this Section, for a period of thirty (30) days after the Company’s receipt of written notice from the Holder specifying such breach or failure and requesting that it be remedied, unless the Holder shall agree in writing to an extension of such time prior to its expiration. It shall not constitute an Event of Default if corrective action is instituted by the Company or on behalf of the Company within the applicable thirty (30) day period and diligently pursued until the breach or default is corrected.
     (d) Any under any of the Loan Documents, if the Lender that is a party thereto notifies the Issuer, the Company and the Holder that the same should be deemed and Event of Default hereunder
     The Issuer shall notify the Company, any Lender that has requested such notice and provided its address for such notice to the Issuer, and the Holder in writing of any Event of Default hereunder of which the Issuer has knowledge.
     Section 10.2. Remedies on Default. Whenever any Event of Default referred to in Section 10.1 hereof shall have happened and be subsisting, the Issuer, or the Holder as assignee of the Issuer, to the extent permitted by law, may take any one or more of the following remedial steps:
     (a) take whatever action at law or in equity or under the terms of this 2008 Lease may appear necessary or desirable to collect the rents and other amounts payable by the Company hereunder then due or thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of the Company under this 2008 Lease; or
     (b) terminate, subject to the respective provisions concerning the priority and subordination of the Company’s option to purchase the Project that are set forth in the Option Agreement, this 2008 Lease and recover, as and for liquidated and agreed final damages for the Company’s default, all amounts that have theretofore become due plus an amount equal to all unpaid installments of Basic Rent, and if any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount agreed upon, the Issuer shall be entitled to the maximum amount allowable under such statute or rule of law; no termination of this 2008 Lease pursuant to this Section shall relieve the Company from its obligations pursuant to Section 8.4 hereof.
     (c) any amounts of Basic Rent collected pursuant to action taken under this Section shall be applied in payment of the then-Outstanding Bond. Any amounts collected as Additional Rent shall be paid to the Person or Persons to whom such Additional Rent is due and owing hereunder.
     (d) Notwithstanding that this 2008 Lease (except for Unassigned Rights) is to be assigned to the Holder, the Issuer shall be entitled to enforce this 2008 Lease if any Event of Default relates to such Unassigned Rights or exposes the Issuer, its assets (other than the Pledged Security) or its members, officers, employees or agents to any liability. The Holder shall be entitled to enforce the provisions hereof that affect its interests hereunder. Notwithstanding the foregoing and notwithstanding any statutory, decisional, or other law to the contrary, in no event shall the Issuer have any right to terminate this 2008 Lease, to enter upon or otherwise to obtain possession of the Project, by reason of the occurrence of any Event of Default by the Company hereunder without the prior written consent of the Holder.
     Section 10.3. Remedies Not Exclusive. The remedies herein expressly conferred upon the Issuer and the Holder are intended to be in addition to other remedies existing at law or in equity or by statute. Without limiting the generality of the foregoing, and notwithstanding the foregoing provisions of this Article, and notwithstanding any other term or provision of this 2008 Lease (other than Section 12.18 hereof), and notwithstanding any statutory, decisional, or other law to the contrary, in no event shall the Issuer have any right to terminate this 2008 Lease, to enter upon and take possession of the Project, to the dispossession of the Company or the repossession of the Project, or otherwise to obtain possession of the Project, by reason of the occurrence of any Event of Default by the Company hereunder without the prior written consent of the Holder of the Bond, of any pledgee of the Bond and of any Lender that is the holder of a Superior Security Document. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, the Holder, any pledgee of the Bond and any Lender that is the holder of a Superior Security Document must consent to such exercise. The Holder and any pledgee of the Bond shall each be deemed a third party beneficiary of all covenants and agreements herein contained, except for covenants relating solely to the Issuer’s Unassigned Rights.

     Section 10.4. Company to Pay Fees and Expenses. In the event the Company should default under any of the provisions of this 2008 Lease and the Issuer or the Holder should employ attorneys, accountants, or other experts or incur other expenses for the collection of amounts due it hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained for its benefit, the Company agrees that it shall on demand therefor pay to such Person the reasonable fees of such attorneys, accountants, or other experts and such other expenses so incurred by the Issuer. Any attorneys’ fees required to be paid by the Company under this 2008 Lease shall include attorneys’ and paralegal’s fees through all proceedings, including, but not limited to, negotiations, administrative hearings, trials, and appeals, court costs and reimbursable expenses of such attorneys. The Company and the Holder shall be entitled to enforce their respective rights under this Article and the Issuer’s rights under this Article shall be one of the Unassigned Rights. This section shall survive the termination of this 2008 Lease.
     Section 10.5. Waiver of Events of Default. The Issuer may waive any Event of Default hereunder and its consequences or rescind any declaration of acceleration of payments of the rents and other amounts due hereunder, provided that the Issuer shall not waive any Event of Default (other than Events of Default relating to the Unassigned Rights) without the prior written consent of the Holder. The Holder may waive any Event of Default hereunder other than Events of Default relating to the Unassigned Rights, which may be waived only by the Issuer. In case of any such waiver or rescission, or in case any proceeding taken by the Issuer or the Holder on account of any such Event of Default shall be discontinued or abandoned or determined adversely to the Issuer or the Holder, then and in every such case the Issuer, the Holder and the Company shall be restored to their former positions and rights hereunder, but no such waiver or rescission shall extend to or affect any subsequent or other Event of Default or impair or exhaust any right, power, or remedy consequent thereon.
ARTICLE XI
OPTION IN FAVOR OF COMPANY
     Section 11.1. Option to Terminate Lease. The Company shall have, and is hereby granted, at any time and without notice, the option to terminate this 2008 Lease by (i) causing the Bond to be paid or defeased in accordance with the provisions of the Bond Resolution, (ii) paying any amounts due the Issuer or the Holder for Additional Rent, and (iii) giving the Issuer notice in writing of such termination which shall forthwith become effective.
     Section 11.2. Quiet Enjoyment. The Issuer agrees that so long as the Company shall fully and punctually pay all of the rents and other amounts provided to be paid hereunder by the Company and shall fully and punctually perform all of its other covenants and agreements hereunder, the Company shall peaceably and quietly have, hold, and enjoy the Project during the Lease Term, and the Issuer warrants and covenants that it will defend the Company in such peaceable and quiet possession of the Project.
ARTICLE XII
MISCELLANEOUS

     Section 12.1. Notices. Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this 2008 Lease to be made upon, given or furnished to, or filed with, the Issuer, the Company or the initial Holder as set forth below shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this 2008 Lease) either (i) delivered personally to the party or, if such party is not an individual, to an officer or other legal representative of the party to whom the same is directed, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) sent via nationally recognized overnight courier for next business day delivery, or (iv) sent by telecopy (fax), as follows.

To the Issuer:	Development Authority of Wilkinson County P.O. Box 413
Irwinton, GA 31042
Fax: (478) 946-4394

with a copy to:	Boone, Scott and Boone
P.O. Box 525
Attn: Joseph A. Boone, Esq.
Irwinton, GA 31042
Fax: (478) 946-2139

To the Company and Purchaser:	Carbo Ceramics Inc.
6565 MacArthur Boulevard
Suite 1050
Attn: Chief Financial Officer
Fax: (972) 401-0705

with a copy to:	Carbo Ceramics Inc.
6565 MacArthur Boulevard
Suite 1050
Attn: General Counsel
Fax: (972) 401-0705

with a copy to:	Seyfarth Shaw LLP
1545 Peachtree Street, NE
Suite 700
Atlanta, GA 30309
Attn: Daniel M. McRae
Fax: (404) 892-7056
     Any person designated in this Section 12.1 may, by notice given to each of the others, designate any additional or different addresses to which subsequent notices, certificates, or other communications shall be sent.
     Section 12.2. Recording. This 2008 Lease, or a “short form lease” or “memorandum of lease” giving appropriate notice hereof, may be recorded in all offices as may at the time be provided by law as the proper place for recordation.

     Section 12.3. Construction and Binding Effect. This 2008 Lease constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior agreements with respect thereto. This 2008 Lease shall inure to the benefit of the Issuer, the Company, the Holder and their respective successors and assigns, and shall be binding upon the Issuer and the Company, subject, however, to the limitations contained in Sections 8.3, 9.1, and 9.2 hereof.
     Section 12.4. Severability. In the event any provision of this 2008 Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     Section 12.5. Amounts Remaining in the Funds. It is agreed by the parties hereto that any amounts remaining in the Funds upon expiration or sooner termination of the Lease Term, as provided in this 2008 Lease, after payment or defeasance of the Bond in full and all sums due and owing to the Issuer and the Holder shall have been paid, shall belong to and shall be paid to the Company as an overpayment of rent.
     Section 12.6. Fees Paid by the Company. Except as Section 4.3 hereof permits the payment or reimbursement thereof, the Company shall pay all fees and expenses relating to this 2008 Lease, including but not limited to any recording fee and tax upon this 2008 Lease, and reasonable attorneys’ fees. In case the Issuer, with the written consent of the Company, pays or advances any money for recording, preparation of documents, any expenses incurred in the completion of this transaction, the payment of any insurance premiums, encumbrances, tax, assessment, or other charge or lien upon the Project, or any other amounts necessary for the payment of the cost of the Project, the same shall be advances payable in accordance with Section 6.6 of this 2008 Lease.
     Section 12.7. No Issuer Liability; Immunity of Members, Officers, and Employees of Issuer. The Company assumes full responsibility for the acquisition and installation of the Project and for any Additions or Alterations thereto, replacements thereof, and substitutions therefor, and hereby releases the Issuer for any responsibility or liability with respect to the foregoing. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Issuer contained in this 2008 Lease or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Issuer contained in the Bond Resolution against any director, member, officer, or employee, as such, in his individual capacity, past, present, or future, of the Issuer, or any successor Person, whether by virtue of any constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this 2008 Lease is solely a corporate obligation of the Issuer payable only from the funds and assets of the Issuer herein specifically provided to be subject to such obligation and that no personal liability whatsoever shall attach to, or be incurred by, any director, member, officer, or employee, as such, past, present, or future, of the Issuer, or of any successor Person, either directly or through the Issuer, or any successor Person, under or by reason of any of the obligations, covenants, promises, or agreements entered into between the Issuer and the Company whether contained in this 2008 Lease or in the Bond, in the Bond Resolution, in the Financing Documents or to be implied hereunder or thereunder as being supplemental hereto or thereto, and that all personal liability of that character against every such director, member, officer, and employee of the

Issuer or any such successor Person is, by the execution of this 2008 Lease and as a condition of and as part of the consideration for the execution of this 2008 Lease, expressly waived and released by the Company. The immunity of directors, members, officers, and employees of the Issuer under the provisions contained in this Section shall survive the completion of the Project and the termination of this 2008 Lease.
     Section 12.8. Amendments, Changes, and Modifications. This 2008 Lease may not be amended, modified, altered, or terminated, except as provided in the Bond Resolution.
     Section 12.9. Execution of Counterparts. This 2008 Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 12.10. Law Governing Construction of this 2008 Lease. This 2008 Lease is prepared and entered into with the intention that the laws of the State of Georgia, exclusive of such state’s rules governing choice of law, shall govern its construction.
     Section 12.11. Covenants Run with Project. The covenants, agreements, and conditions herein contained shall run with the Project hereby leased and shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.
     Section 12.12. Subordination to Security Document. This 2008 Lease and the rights and privileges hereunder of the Company are specifically made subject and subordinate to the rights and privileges of the Holder, as set forth in the Security Document.
     Section 12.13. Net Lease. This 2008 Lease shall be deemed and construed to be a “triple net lease,” and the Company shall pay absolutely net during the Lease Term the rent and all other payments required hereunder, free of any deductions, without abatement, diminution, or set-off other than those herein expressly provided.
     Section 12.14. Surrender of Project. Except as otherwise provided in this 2008 Lease, at the expiration or sooner termination of the Lease Term, the Company agrees to surrender possession of the Project peaceably and promptly to the Issuer in as good condition as at the commencement of the Lease Term, excepting only ordinary wear, tear, and obsolescence, and damage by fire or other casualty or a taking by eminent domain which the Company is not obligated by this 2008 Lease to repair.
     Section 12.15. Immunity of Directors and Employees of Company. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Company contained in this 2008 Lease or for any claim based hereon or otherwise in respect hereof, against any stockholder, director, limited partner (but not general partner), member, manager, employee, trustee for, or agent of the Company or any successor entity, in his or her individual capacity, past, present, or future, whether by virtue of any constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this 2008 Lease is solely an obligation of the Company and that no personal liability whatsoever shall attach to, or be incurred by, any such stockholder, director, limited partner (but not general partner), member, manager, employee, trustee for, or agent, either directly or through the Company, or any successor entity, under or by reason of any of the obligations, covenants, promises, or agreements contained in this 2008 Lease or to be implied here from, and that all personal liability of that character against every such stockholder, director, limited partner (but not general partner), member, manager, employee, trustee for, or agent is, by the execution of this 2008 Lease and as a condition of and as part of the consideration for the execution of this 2008 Lease, expressly waived and released. The immunity of each such stockholder, director, limited partner (but not general partner), member, manager, employee, trustee for, or agent of the Company under the provisions contained in this Section shall survive the termination of this 2008 Lease.
     Section 12.16. Payments Due on Other than Business Days. Whenever a date upon which a payment is to be made under this 2008 Lease falls on a date which is not a Business Day, such payment may be made on the next succeeding Business Day without interest for the intervening period.
     Section 12.17. Holder of Pledged Interest. The Issuer agrees and the Holder by its acceptance of the Bond shall be deemed to have agreed, that upon receipt by them of notice from the Holder of a Pledged Interest of its interest in this 2008 Lease, all elections, options, or rights of the Company to terminate this 2008 Lease shall be effective only if consented to in writing by the holder of the Pledged Interest.
     Section 12.18. Required Consent of Leasehold Mortgagee. Notwithstanding anything contained herein to the contrary, whenever the provisions of this 2008 Lease require the Company’s consent, the consent of any Lender which holds a Leasehold Mortgage or Superior Security Document must also be obtained.
     Section 12.19. Estoppel Certificates. Upon ten (10) business days’ written request of the Company, the Issuer will provide a statement to any Lender which is the holder of any Superior Security Document or any Leasehold Mortgage concerning, to the best of its knowledge, (i) the outstanding amount of the Bond; (ii) whether a default exists under this 2008 Lease or the other Company Documents, and if so specifying the nature of such default; (iii) whether this 2008 Lease or the Company Documents have been amended, and if so, specifying the amendments; and (iv) any other matter concerning this 2008 Lease or the Company Documents reasonably requested by such holders.
[signatures begin on following page]

     IN WITNESS WHEREOF, the Issuer has executed this 2008 Lease by causing its name to be hereunto subscribed by its Chairman and by causing the official seal of the Issuer to be impressed hereon and attested by its Secretary; and the Company has executed this 2008 Lease by causing its name to be hereunto subscribed by its duly authorized officer, all being done as of the day and year first above written.

Signed and sealed in the presence of:	DEVELOPMENT AUTHORITY OF WILKINSON COUNTY

/s/ ILLEGIBLE Unofficial Witness	By:	/s/ ILLEGIBLE Chairman

/s/ ILLEGIBLE	Attest:
Notary Public

My Commission Expires:	/s/ ILLEGIBLE

Secretary

[notary seal]	[authority seal]
[signatures continue on following page]
[SIGNATURE PAGE TO LEASE AGREEMENT]

Signed and sealed in the presence of:	CARBO CERAMICS INC.

/s/ Nancy L. Clapper Unofficial Witness	By:	/s/ Paul G. Vitek Paul G. Vitek, Senior Vice President

attest:
/s/ Carolyn Johnson Notary Public

/s/ Sean Elliott

My Commission Expires:	R. Sean Elliot, Secretary

[seal]

[notary seal]
[SIGNATURE PAGE TO LEASE AGREEMENT]

EXHIBIT A-1
DESCRIPTION OF MCINTYRE LAND
All that tract or parcel of land situate, lying and being in Land Lot 137 of the Fourth Land District and 327th (Irwinton) G.M. District of Wilkinson County, Georgia, containing Thirty-Six and forty-three hundredths (36.43) Acres, more or less, and being more particularly described and delineated by a plat of same by Byron L. Farmer, GRLS No. 1679. Said Plat, dated June 17, 1997, and recorded in Plat Book 18, page 9, in the Office of the Clerk of Superior Court of Wilkinson County, Georgia, is incorporated herein as a part of the description herein given. Said property is now or formerly bounded as follows: North by the Norfolk Southern Railroad; East by the right of way of a public county road, known as Wriley Road; South by other lands of Edwin Lavender and Margaret Lavender; West by other lands of Edwin Lavender and Margaret Lavender. Said Property is a portion of the same property conveyed to Edwin Lavender and Margaret Lavender by deeds recorded in Deed Book 218, pages 761-762; Deed Book 228, page 628; Deed Book 225, pages 249-250; Deed Book 225, pages 251-252; Deed Book 225, pages 253-254; and Deed Book 225, pages 255-256, all of Record in the Office of the Clerk of Superior Court of Wilkinson County, GA.

EXHIBIT A-2
DESCRIPTION OF TOOMSBORO LAND
     All that tract of land in the 329th G.M.D. of Wilkinson County, Georgia, consisting of part of Parcel B (containing approximately 1468.47 acres), as shown on a plat for Reynolds Metals Company by Walker McKnight Surveyors, Inc. dated November, 1979, recorded in Plat Book 13, Page 92, Office of the Clerk of Superior Court of Wilkinson County, Georgia, which plat is by this reference incorporated herein. The portion of Parcel B hereby described is all of Parcel B LESS AND EXCEPT
     (1) That 148.25 acre parcel and 24.16 acre parcel being parts of Parcel B shown on the plat at Plat Book 13, Page 92, which two parcels were conveyed to Gay Wood Company by deed recorded at Deed Book 232, Page 160-163, referencing a plat by Byron L. Farmer dated May 13, 1997, recorded at Plat Book 16, Page 241, and a plat by Walker McKnight Surveyors, Inc. recorded at Plat Book 7, page 193.
     (2) That 204.89 acre portion of Tract B shown as “Tract B-1” on a compiled plat survey for Carbo Ceramics Inc. by Byron L. Farmer, which Tract B-1 is described as follows: Beginning at the northernmost point of Parcel B shown on the plat at Plat Book 13, page 92 (which is shown as adjoining property of Minor Shepherd Estate, D. P. Jones and J. P. Jones, thence South 42 degrees 41 minutes 24 seconds East for 2,962.20 feet to an iron pin and property corner, thence South 45 degrees 01 minutes 09 seconds West for 3,042.80 feet to an iron pin and property corner, thence North 43 degrees 50 minutes 09 seconds West for 1,519.90 feet to an iron pin (which was also a property corner as shown on the plat at Plat Book 13, page 92) thence North 44 degrees 25 minutes 38 seconds West for 1,438.49 feet to an iron pin and property corner, thence North 45 degrees 31 minutes 15 seconds East for 667.70 feet to an iron pin, thence South 70 degrees 32 minutes 28 seconds East for 205.40 feet to an iron pin, thence North 45 degrees 31 minutes 51 seconds East for 788.00 feet to an iron pin, thence North 44 degrees 28 minutes 05 seconds West for 184.50 feet to an iron pin, thence North 44 degrees 26 minutes 58 seconds East for 1,571.10 feet to the point of beginning. Said 204.89 acre parcel is all of said Parcel B ( Plat Book 13, Page 92) lying in Land Lots 187 and 188, 4th Land District, Wilkinson County, Georgia.
     NOTE: LESS 24.16 acres found to belong to a local hunting club.
     Total 1,093.51 acres.

EXHIBIT B
DESCRIPTION OF LEASED IMPROVEMENTS
     All buildings, structures, landscaping, utility lines and building fixtures and appurtenances located from time to time on the Leased Land described in Exhibit A-1 and Exhibit A-2 (as the same may be amended).

EXHIBIT C
DESCRIPTION OF LEASED EQUIPMENT
All items of machinery, equipment, furnishings and trade fixtures that are both (i) located on the Leased Land described in Exhibit A-1 and Exhibit A-2 (as the same may be amended), and (ii) the cost of which has been or is to be included in the principal amount of the Bond.

EXHIBIT D
FORM OF
REQUISITION FOR PAYMENT
FROM GRANT PROCEEDS
Date:                                          ,
GRANT PROCEEDS REQUISITION NO.
TO: DEVELOPMENT AUTHORITY OF WILKINSON COUNTY
     Carbo Ceramics Inc. (the “Company”) hereby requests, pursuant to the 2008 Lease Agreement (the “2008 Lease”), dated as of November 1, 2008, by and among the Development Authority of Wilkinson County (the “Issuer”) and the Company, that pursuant to the 2008 Lease, the following amounts be disbursed from the Grant Proceeds Fund maintained by the Company in accordance with the payment instructions attached hereto as Schedule 1 (check appropriate paragraph(s) below:

The sum of $ shall be disbursed from the OneGeorgia EDGE Fund Grant Sub-account of the Project Fund to pay or reimburse Qualified Project Costs which under the term of said grant may be used for such purposes.

The sum of $ shall be disbursed from the EIP Grant Sub-account of the Project Fund to pay or reimburse Qualified Project Costs which under the term of said grant may be used for such purposes.

The sum of $ shall be disbursed from the REBA Grant Sub-account of the Project Fund to pay or reimburse Qualified Project Costs which under the term of said grant may be used for such purposes.
     The Company does hereby certify to the Issuer and to the Purchaser that: (1) the nature of the costs of the Project with respect to which this requisition is made is set forth on Schedule 2 hereof and such costs are within the definition “Qualified Project Costs” set forth in the 2008 Lease, (2) the representations and warranties of the Company in the 2008 Lease are true and correct as of the date hereof, and (3) none of the “Qualified Project Costs” covered by this requisition have been included in any prior requisition.

CARBO CERAMICS INC.
By:
Paul Vitek
Vice President and Chief Financial Officer

SCHEDULE 1
PAYMENT INSTRUCTIONS
(IF ANY)
One Georgia EDGE Fund grant moneys shall be disbursed as follows:

Amount	Payee	Payment to be made as follows:

EIP grant moneys shall be disbursed as follows:

Amount	Payee	Payment to be made as follows:

REBA grant moneys shall be disbursed as follows:

Amount	Payee	Payment to be made as follows:

D-2

SCHEDULE 2
SCHEDULE OF PROJECT COSTS
INCLUDED IN THE REQUISITION
TO WHICH THIS SCHEDULE IS ATTACHED
Qualified Project Costs to be paid from OneGeorgia EDGE Fund grant proceeds

Amount	Nature of Cost

Qualified Project Costs to be paid from EIP grant proceeds

Amount	Nature of Cost

Qualified Project Costs to be paid from REBA grant proceeds

Amount	Nature of Cost

D-3